UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Rule 14a-12

DEVELOPERS DIVERSIFIED REALTY CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑  No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DEVELOPERS DIVERSIFIED REALTY CORPORATION

Dear Shareholder:

On February 23, 2009, we announced that we had entered into an agreement to issue and sell common shares and warrants to purchase common shares to an individual investor, Mr. Alexander Otto. The agreement provides that, upon approval by our shareholders of the proposals discussed in the attached proxy statement and the satisfaction or waiver of certain other conditions, we will issue and sell 30 million common shares and warrants to purchase an additional 10 million common shares to Mr. Otto, who may assign his rights to purchase to certain members of his family and certain entities affiliated with him or such family members. Pursuant to the terms of the agreement, we are also required to issue additional common shares in an amount equal to any dividends declared by us after the date of the agreement and prior to the applicable closing.

A Special Meeting of Shareholders of Developers Diversified Realty Corporation will be held at our corporate headquarters, 3300 Enterprise Parkway, Beachwood, Ohio 44122, on April 9, 2009, at 9:00 a.m., local time, at which holders of our common shares will be asked to consider and vote on proposals to approve (1) for purposes of the New York Stock Exchange listing standards, the issuance of our common shares and warrants (and the common shares issuable upon exercise of the warrants) pursuant to the terms and conditions of the stock purchase agreement, dated as of February 23, 2009, between Mr. Alexander Otto and us, (2) amendments to our Second Amended and Restated Articles of Incorporation required as conditions precedent to the completion of the transaction contemplated by the stock purchase agreement, dated as of February 23, 2009, between Mr. Alexander Otto and us, (3) amendments to our Second Amended and Restated Articles of Incorporation to update the transfer restriction and excess share provisions, (4) an amendment to our Amended and Restated Code of Regulations to grant the Board of Directors the authority to fix the number of members on the Board of Directors, and (5) if necessary, an adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting or any adjournment thereof to approve the proposals. Completion of the transaction with Mr. Alexander Otto is conditioned upon our shareholders approving Proposal 1, Proposal 2 and Proposal 4 at the Special Meeting. OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED ALL OF THE PROPOSALS BEING PRESENTED AT THE SPECIAL MEETING AND RECOMMENDS THAT OUR SHAREHOLDERS VOTE FOR THESE PROPOSALS.

Please read the attached proxy statement carefully for information about the matters you are being asked to consider and vote upon. Your vote is important. A quorum of a majority of our issued and outstanding common shares is required for the transaction of business by shareholders at the Special Meeting. In order to amend our Second Amended and Restated Articles of Incorporation and our Amended and Restated Code of Regulations for the purposes described in the attached proxy statement, we will need the affirmative vote of a majority of our outstanding common shares. An abstention or a broker non-vote will have the same effect as a vote against these proposed amendments to our Second Amended and Restated Articles of Incorporation and our Amended and Restated Code of Regulations. The approval of the issuance of our common shares and warrants (and the common shares issuable upon exercise of the warrants), as further described in the attached proxy statement, requires the affirmative vote of the holders of a majority of our common shares having voting power present at the meeting in person or by proxy and entitled to vote on the proposal. An abstention will have the same effect as a vote against this proposal, but a broker non-vote will not affect whether this proposal is approved.

All shareholders who are entitled to vote, even if planning to attend the Special Meeting, are urged to complete, date and sign the enclosed proxy card and return it in the enclosed envelope, or vote their shares by telephone or over the Internet as described in the attached proxy statement. You may revoke your proxy at any time before it is voted. If you attend the meeting and vote in person, your vote in person will supersede any proxy you may have previously authorized.

Sincerely,

SCOTT A. WOLSTEIN
Chairman of the Board and Chief Executive Officer

Dated: March 11, 2009

DEVELOPERS DIVERSIFIED REALTY CORPORATION

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Notice is hereby given that a Special Meeting of Shareholders of Developers Diversified Realty Corporation, an Ohio corporation, which is referred to as the Company, will be held at the Company’s corporate headquarters, 3300 Enterprise Parkway, Beachwood, Ohio 44122, on April 9, 2009, at 9:00 a.m., local time, for the following purposes:

1. To approve, for purposes of Section 312.03 of the New York Stock Exchange Listed Company Manual, the issuance of common shares and warrants (and the common shares issuable upon exercise of the warrants) pursuant to the terms and conditions of the stock purchase agreement, dated as of February 23, 2009, between Mr. Alexander Otto and the Company.

2. To approve amendments to the Company’s Second Amended and Restated Articles of Incorporation required as conditions precedent to the completion of the transaction contemplated by the stock purchase agreement, dated as of February 23, 2009, between Mr. Alexander Otto and the Company.

3. To approve amendments to the Company’s Second Amended and Restated Articles of Incorporation to update the transfer restriction and excess share provisions.

4. To approve an amendment to the Company’s Amended and Restated Code of Regulations to grant the Board of Directors the authority to fix the number of members on the Board of Directors.

5. To approve adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting or any adjournment thereof to approve the proposals.

Only shareholders of record at the close of business on March 6, 2009 will be entitled to notice of and to vote at the Special Meeting or any adjournment of the Special Meeting. Shareholders are urged to complete, date and sign the enclosed proxy card and return it in the enclosed envelope or vote their shares by telephone or over the Internet as described in the attached proxy statement.

By order of the Board of Directors,

Joan U. Allgood
Secretary

Dated: March 11, 2009

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR SHARES PROMPTLY. YOU CAN FIND INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY.

DEVELOPERS DIVERSIFIED REALTY CORPORATION

PROXY STATEMENT

ABOUT THE MEETING

Why did you send me this proxy statement?

Developers Diversified Realty Corporation, which is referred to as the “Company,” “we,” “our” or “us,” sent you this proxy statement and the enclosed proxy card because its Board of Directors is soliciting your proxy to vote at the Special Meeting of Shareholders. This proxy statement summarizes information you need to know in order to vote at the Special Meeting. The Special Meeting will be held at our corporate headquarters, 3300 Enterprise Parkway, Beachwood, Ohio 44122, on April 9, 2009, at 9:00 a.m., local time. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply vote by telephone, over the Internet or by completing and mailing the enclosed proxy card.

We will begin mailing this proxy statement, the attached Notice of Special Meeting of Shareholders and the enclosed proxy card on or about March 12, 2009 to all shareholders entitled to vote. Shareholders who owned our common shares at the close of business on March 6, 2009, the record date for the Special Meeting, are entitled to vote. On the record date, there were approximately 129,372,136 common shares outstanding.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of our Board of Directors. We will bear the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, certain of our employees may solicit proxies by telephone, facsimile or email. Those employees will not receive any additional compensation for their participation in the solicitation. We retained Georgeson, Inc., at an estimated cost of $11,000, plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals.

How many votes do I have?

You are entitled to one vote for each of our common shares that you owned on the record date. The enclosed proxy card indicates the number of shares that you owned on the record date.

How do I vote by proxy?

Shareholders may vote either by completing, properly signing and returning the accompanying proxy card via mail, by telephone or over the Internet, or by attending and voting at the Special Meeting. If you properly complete and timely return your proxy card or properly and timely follow the telephone or Internet voting instructions described below, your proxy (meaning one of the individuals named in the proxy card) will vote your shares as you have directed. If you sign and return the proxy card but do not indicate specific choices as to your vote, your proxy will vote your shares as recommended by our Board of Directors: (i) to approve, for purposes of Section 312.03 of the New York Stock Exchange, or NYSE, Listed Company Manual, the issuance of our common shares and warrants (and the common shares issuable upon exercise of the warrants) pursuant to the terms and conditions of the stock purchase agreement, dated as of February 23, 2009, between us and Mr. Alexander Otto, whom we refer to as the Investor; (ii) to approve amendments to our Second Amended and Restated Articles of Incorporation, or our Articles, required as conditions precedent to the completion of the transaction contemplated by the stock purchase agreement dated as of February 23, 2009, between the Investor and us, which we refer to as the Otto transaction; (iii) to approve amendments to our Articles to update the transfer restriction and excess share provisions; (iv) to approve an amendment to our Amended and Restated Code of Regulations, or our Code of Regulations, to grant the Board of Directors the authority to fix the number of members on the Board of Directors; and (v) to approve adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting or any adjournment thereof to approve the proposals.

Shareholders of record may vote by calling 1-888-693-8683 or over the Internet by accessing the following website: www.cesvote.com. Voting instructions, including your shareholder account number and personal proxy control number, are contained on the attached proxy. Those shareholders of record who choose to vote by telephone or over the Internet must do so by not later than 11:59 p.m., eastern time, on April 8, 2009.

A number of banks and brokerage firms participate in a program that also permits shareholders whose shares are held in “street name” to direct their vote by telephone or over the Internet. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by telephone or over the Internet by following the voting instructions enclosed with the proxy from the bank or brokerage firm. The Internet and telephone proxy procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their proxy voting instructions and to confirm that those instructions have been properly recorded. Votes directed by telephone or over the Internet through such a program must be received by 11:59 p.m., eastern time on April 8, 2009.

If any other matter is presented at the Special Meeting, your proxy will vote your shares in accordance with his or her best judgment. As of the date of this proxy statement, we are not aware of any matter to be acted on at the Special Meeting other than those matters described in this proxy statement.

May I revoke my proxy?

You may revoke your proxy at any time before it is exercised by giving written notice to our Secretary at our principal executive offices located at 3300 Enterprise Parkway, Beachwood, Ohio 44122, by submitting to us a duly executed proxy bearing a later date, by submitting your proxy again by telephone or over the Internet, or by giving us notice in open meeting. It is important to note that your presence at the Special Meeting, without any further action on your part, will not revoke your previously granted proxy.

What constitutes a quorum?

The presence at the Special Meeting, either in person or by proxy, of the holders of a majority of the aggregate number of common shares outstanding on the record date will represent a quorum permitting the conduct of business at the meeting. Proxies that we receive marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum.

What vote is required to approve each proposal assuming that a quorum is present at the Special Meeting?

Proposal 1:	To approve, for purposes of Section 312.03 of the NYSE Listed Company Manual, the issuance of our common shares and warrants (and the common shares issuable upon exercise of the warrants) pursuant to the terms and conditions of the stock purchase agreement, dated as of February 23, 2009, between the Investor and us.	Assuming a quorum is present at the Special Meeting, the proposal to approve the issuance of our common shares and warrants (and the common shares issuable upon exercise of the warrants) requires the affirmative vote of the holders of a majority of our common shares having voting power present at the meeting in person or by proxy and entitled to vote on the proposal. Broker non-votes will not affect whether Proposal 1 is approved, but abstentions will have the same effect as votes against Proposal 1.

Proposal 2:	To approve amendments to our Articles required as conditions precedent to the completion of the transaction contemplated by the stock purchase agreement, dated as of February 23, 2009, between the Investor and us.	Assuming a quorum is present at the Special Meeting, the proposal to approve the amendment to our Articles requires the affirmative vote of the holders of a majority of our outstanding common shares. Broker non-votes and abstentions will have the same effect as votes against Proposal 2.

Proposal 3:	To approve amendments to our Articles to update the transfer restriction and excess share provisions.	Assuming a quorum is present at the Special Meeting, the proposal to approve the amendment to our Articles requires the affirmative vote of the holders of a majority of our outstanding common shares. Broker non-votes and abstentions will have the same effect as votes against Proposal 3.

Proposal 4:	To approve an amendment to our Code of Regulations to grant the Board of Directors the authority to fix the number of members on the Board of Directors.	Assuming a quorum is present at the Special Meeting, the proposal to approve the amendment to our Code of Regulations requires the affirmative vote of the holders of a majority of our outstanding common shares. Broker non-votes and abstentions will have the same effect as votes against Proposal 4.

Proposal 5:	To approve adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting or any adjournment thereof to approve the proposals.	The affirmative vote of the holders of a majority of the voting shares represented at the Special Meeting, whether or not a quorum is present, is required to adjourn such meeting from time to time, until a quorum shall be present.

What proposals are required to be approved so that you will be able to complete the Otto transaction?

Completion of the Otto transaction depends on a number of conditions being satisfied or waived. These conditions include that our shareholders approve: (i) for purposes of Section 312.03 of the NYSE Listed Company Manual, the issuance of our common shares and warrants (and the common shares issuable upon exercise of the warrants) pursuant to the stock purchase agreement with the Investor (Proposal 1); (ii) amendments to our Articles that, among other things, would allow (a) Prof. Werner Otto, his wife Maren Otto and/or all descendants of Prof. Werner Otto, including without limitation the Investor, (b) trusts or family foundations established for the benefit of Prof. Werner Otto and the individuals named in (a) above and (c) other entities controlled by the individuals named in (a) above (or trusts or family foundations established for the benefit of those individuals), which we refer to collectively as the Otto Family, to beneficially own (under certain specified attribution rules under the Internal Revenue Code of 1986, as amended, or the Code) up to 29.8% of our outstanding common shares (Proposal 2); and (iii) an amendment to our Code of Regulations to grant the Board of Directors the authority to fix the number of members on the Board of Directors so that the Board of Directors may increase the size of the Board to create two vacancies to be filled with the Investor’s nominees (Proposal 4). Unless the Investor waives the satisfaction of these conditions, the approval of each of Proposal 1, Proposal 2 and Proposal 4 is required to complete the Otto transaction. However, even if the Investor were to waive the satisfaction of the conditions that Proposal 1 and Proposal 2 be approved, we could not consummate the Otto transaction without those approvals because of the NYSE rules and regulations and the common share ownership restrictions contained in our Articles.

Is any proposal conditioned upon the approval of another proposal?

Proposal 2 to approve amendments to our Articles required as conditions precedent to the completion of the Otto transaction is conditioned upon the approval of Proposal 1 to approve, for purposes of Section 312.03 of the NYSE Listed Company Manual, the issuance of our common shares and warrants (and the common shares issuable upon exercise of the warrants) pursuant to the stock purchase agreement with the Investor. If Proposal 1 is not approved, Proposal 2 will not be acted upon at the Special Meeting. No other proposal to be presented at the Special Meeting is conditioned upon the approval of any other proposal.

Why are you seeking shareholder approval for the issuance of securities pursuant to the stock purchase agreement with the Investor?

Because our common shares are listed on the NYSE, we are subject to NYSE rules and regulations. Section 312.03 of the NYSE Listed Company Manual requires shareholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions if (i) the common stock to be issued has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock, or (ii) if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

The proposed transaction to issue our common shares and warrants (including the common shares issuable upon exercise of the warrants) pursuant to the stock purchase agreement with the Investor falls under this rule because the common shares that may be issued as a result of this transaction would exceed 20% of the number of our common shares outstanding before the issuance, and none of the exceptions to this NYSE rule is applicable to this transaction.

Could other matters be decided at the Special Meeting?

The Board of Directors does not intend to present any business at the Special Meeting other than that described in the notice of meeting. The Board of Directors at this time knows of no other matters which may come before the Special Meeting. However, if any new matter requiring the vote of the shareholders is properly presented before the Special Meeting, proxies may be voted with respect thereto in accordance with the best judgment of proxy holders, under the discretionary power granted by shareholders to their proxies in connection with general matters.

What happens if the Special Meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995, that are based on current expectations, estimates and projections. Forward-looking statements include, without limitation, statements related to acquisitions and other business development activities, future capital expenditures, financing sources and availability and the effects of environmental and other regulations. Although we believe that the expectations reflected in those forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be achieved. For this purpose, any statements contained herein that are not statements of historical fact should be deemed to be forward-looking statements. Without limiting the foregoing, the words “will,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “projects,” “intends,” “potential,” “forecasts” and similar expressions are intended to identify forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could cause actual results to differ materially from those expressed or implied in the forward-looking statements and could materially affect our actual results, performance or achievements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. We expressly state that we have no current intention to update any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors: local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of or significant downsizing of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to sell assets on commercially reasonable terms; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements; our ability to consummate the Otto transaction; and our ability to realize the anticipated benefits from the Otto transaction, if consummated.

This proxy statement is not an offer to sell or the solicitation of an offer to buy our common shares or warrants (including the common shares issuable upon exercise of the warrants) issuable in the Otto transaction. Offers and sales of our common shares and warrants (including the common shares issuable upon exercise of the warrants) pursuant to the stock purchase agreement with the Investor will only be made by means of a prospectus meeting the requirements of the Securities Act of 1933 and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus.

PROPOSAL 1:

APPROVAL, FOR PURPOSES OF SECTION 312.03 OF THE NYSE LISTED COMPANY
MANUAL, OF THE ISSUANCE OF OUR COMMON SHARES AND WARRANTS
(AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THE WARRANTS)
PURSUANT TO THE TERMS AND CONDITIONS OF THE STOCK PURCHASE
AGREEMENT, DATED AS OF FEBRUARY 23, 2009,
BETWEEN THE INVESTOR AND US

Background

We are seeking shareholder approval to permit us to issue our common shares, $0.10 par value per share, and warrants (and the common shares issuable upon exercise of the warrants) pursuant to the terms and conditions set forth in the stock purchase agreement, dated as of February 23, 2009, between the Investor and us.

In response to the unprecedented events that have recently taken place in the capital markets, we have refined our strategies in order to mitigate risk and focus on core operating results and balance sheet strength. Our top priority is to ensure that we are positioned to navigate this current challenging environment and emerge as a stronger company. We are taking proactive steps to reduce leverage and increase liquidity to protect our long-term financial strength and expect to continue to enhance liquidity, protect the quality of our balance sheet and maximize access to a variety of capital sources.

To improve our liquidity and to lower our leverage in the current economic environment, our management and Board of Directors determined that it was in our best interests to seek significant additional equity capital to improve our financial flexibility. Our management and Board of Directors also concluded that in light of a variety of factors, including capital markets volatility, rating agency actions and potential actions and general economic uncertainties, it was important that any process to raise additional capital be executed promptly and with a relatively high degree of certainty of completion. Over the past six months, we have explored a variety of capital raising structures.

The Investor initially approached our management about a strategic investment in us. The Investor then owned approximately six million of our common shares, or slightly less than 5.0% of our then-outstanding common shares, and was interested in expanding his investment. As discussed in further detail below, in order to preserve our status as a REIT and ensure that five or fewer individuals do not beneficially own more than 50% in value of our outstanding capital stock in accordance with the Code requirements, our Articles provide that, subject to certain exceptions, no shareholder may own, or be deemed to own by virtue of the requisite attribution provisions of the Code, more than 5.0% of our outstanding common shares. Accordingly, the Investor was required to negotiate with our management and Board of Directors to increase his common share ownership interest in us.

The Investor and members of his family are the owners of ECE Projektmanagement G.m.b.H. & Co. KG, or ECE, Europe’s leading firm in developing and managing inner-city shopping centers. ECE is a fully integrated international developer, owner and manager of shopping centers based in Hamburg, Germany founded by Prof. Werner Otto in 1965. The Investor, the son of Prof. Werner Otto, joined ECE in 1994 and was named its Chairman in 2000. ECE manages 111 malls with a total sales area of approximately 37 million square feet and is active in 15 Central and Eastern European countries.

The Investor is also the largest shareholder of the German MDAX-listed company Deutsche EuroShop AG, which owns 16 shopping centers in Central Europe with an asset value of over $2.0 billion and a market capitalization of approximately $900 million. Additionally, the Investor and members of his family have been active in the North American real estate and retail industries for decades. With the Paramount Group, the Investor and members of his family control one of the largest privately owned real estate, acquisition, redevelopment and management firms on the East Coast. The portfolio of the Paramount Group includes several high-rise buildings in New York City, Washington, D.C. and San Francisco. In the metropolitan area of Toronto, the Sagitta Group, which is owned by the Investor and members of his family, owns apartment buildings and industrial parks. In regard to North American retailers, the Investor and members of his family currently own Crate & Barrel.

We have had a relationship with the Investor since 2006. Building on that relationship, DDR and ECE have already formed an alliance to develop retail real estate together. In May 2007, DDR and ECE formed a joint venture to fund investments in new retail developments to be located in western Russia and Ukraine, which we refer to as the ECE/DDR joint venture.

After exploring and considering potential financing and capital alternatives, our management and Board of Directors determined that the Otto transaction was in the best interests of our shareholders not only because it was the most effective alternative to address our capital needs, but also because the Investor and the members of his family are well respected in the international real estate, retail and finance communities and their investment is expected to provide us with an opportunity to synergize our retail real estate expertise with theirs. Furthermore, the Investor has the ability to nominate up to two nominees to our Board of Directors, and we expect that these nominees will provide significant value with their experience and expertise. Our management and Board of Directors believe that the Investor’s investment in our common shares demonstrates that the Investor is a strategic investor with a longer-term investment horizon compared to a typical financial investor. In addition to the financial benefits to our liquidity and leverage ratios, our management and Board of Directors believe the Otto transaction will provide the following benefits to us:

•	Creates a valuable strategic alliance with the Investor, who has significant retail real estate experience and expertise.

•	Gives us access to the deep and valuable relationships the Investor and ECE have established, such as those with banks, investors, project developers and European-based retailers.

•	Allows us to share best practices in retail real estate across markets.

•	Creates synergies between DDR and ECE that will allow us to benefit from the Investor’s and ECE’s international experience, particularly in Europe.

•	Provides us access to potential new joint venture partners.

•	Provides us access to the wealth of information and experience of the Investor, his director nominees and ECE.

•	Allows us to become better positioned as a global development company.

The Otto Transaction

On February 21, 2009, our Board of Directors adopted resolutions declaring it advisable and in our shareholders’ best interests for us to effect the Otto transaction. Our Board of Directors further directed our appropriate officers to take all necessary, advisable and appropriate action to convene and hold a special meeting of shareholders to consider and vote to approve the issuance of the common shares and warrants (and the common share issuable upon exercise of the warrants) pursuant to the terms and conditions of the stock purchase agreement with the Investor. Our Board of Directors also approved and recommended that our shareholders approve the related amendments to our Articles and Code of Regulations required as conditions precedent to the completion of the Otto transaction.

On February 23, 2009, we entered into a stock purchase agreement with the Investor in connection with the issuance and sale of the common shares and warrants and agreed to enter into, or deliver, various ancillary agreements in connection with the Otto transaction. The material terms and conditions of these agreements are summarized below. The summaries of the material terms of such agreements do not purport to be complete descriptions of all of the terms of such agreements. A copy of the stock purchase agreement, which includes forms of the warrant, investor rights agreement, tax agreement, waiver agreement and voting agreement, is included as an exhibit to the Current Report on Form 8-K we filed with the SEC on February 27, 2009. See “Additional Information” below for information about accessing this Current Report and other information we file with the SEC.

Stock Purchase Agreement

Pursuant to the terms of the stock purchase agreement, dated as of February 23, 2009, between the Investor and us, we agreed, subject to the terms and conditions summarized below, to issue and sell to the Investor (or his permitted assigns that are members of the Otto Family):

•	30 million of our common shares, which we refer to as the purchased shares, in two closings at the option of the Investor (provided that the Investor may elect, at his option, to purchase all of the purchased shares at one closing);

•	warrants to purchase an aggregate of 10 million common shares, which we refer to as the warrant shares; and

•	additional common shares in an amount equal to any dividends declared by us after the date of the stock purchase agreement and prior to the applicable closing to which the Investor would have been entitled had the purchased shares been outstanding on the record dates for any such dividends, which we refer to as the dividend shares.

The purchase price for the first 15 million purchased shares will be $3.50 per share, and the purchase price for the second 15 million purchased shares will be $4.00 per share, regardless of when purchased and regardless of whether the purchased shares are purchased in two closings or at one closing. No separate consideration will be paid for the dividend shares. The purchase price for the purchased shares will be subject to downward adjustment if the weighted average purchase price of all additional common shares (or equivalents thereof) that we sell from February 23, 2009 until the applicable closing is less than $2.94 per share (excluding, among other things, common shares payable in connection with any dividends, but including in the calculation all common shares outstanding as of the date of the stock purchase agreement as if issued during such period at $2.94 per share). If the weighted average price for such issuances in the aggregate is less than $2.94, the applicable purchase price will be reduced by an amount equal to the difference between $2.94 and such weighted average price.

Completion of the Otto transaction depends upon the satisfaction of a number of conditions being satisfied or waived, including, but not limited to, the following conditions:

•	the approval by our shareholders of this Proposal 1, as well as Proposal 2 and Proposal 4 at the Special Meeting;

•	a “material adverse change” must not have occurred, which is defined in the stock purchase agreement as: (i) an event that has or is reasonably likely to have a material adverse effect on our condition (financial or otherwise), results of operations, business, properties or assets, (ii) the declaration or payment of any distribution or dividends on our common shares or preferred shares other than regular dividends; (ii) a change in one or more of certain of our named executive officers, other than by reason of death or disability; (iv) the announcement by us of an allegation made by a governmental body of fraud or malfeasance on the part of one of our executive officers; (v) the announcement by us of a breach of a covenant or receipt by us of a notice of default under certain of our unsecured debt; (vi) the filing of a voluntary petition for bankruptcy protection by one of our five significant tenants; or (vii) a decrease of more than 50% of our market capitalization over any three consecutive trading day period when compared to our market capitalization on the close of business on February 19, 2009;

•	the execution and delivery of a waiver agreement, tax agreement and investor rights agreement by us, and the execution and delivery of a voting agreement by Scott A. Wolstein and Iris Wolstein, each as described below;

•	the appointment to our Board of Directors of two individuals selected by the Investor, provided that, if the purchased shares are sold in two closings, only one individual selected by the Investor is required to be appointed to the Board of Directors for each closing;

•	the entry by us or one of our wholly-owned subsidiaries into one or more debt financing arrangements that provide for aggregate debt financing that is at least equal to the aggregate purchase price for the purchased shares;

•	the entry by us or one of our wholly-owned subsidiaries into one or more term loans that provide for aggregate debt financing that is at least $60.0 million; and

•	our officers with change in control agreements agreeing that the acquisition by the Otto Family of beneficial ownership (for purposes of Section 13(d) under the Exchange Act) of 20% or more of our outstanding common shares does not constitute a “change in control” under the terms of those agreements.

An affiliate of the Investor, Metropolitan Rental Investments, Inc., has provided a non-binding commitment to us to provide a five-year secured term loan in the principal amount of $60.0 million that would satisfy our obligations with respect to that portion of the debt financing required as a condition precedent. However, we are not required to obtain this financing from Metropolitan Rental Investments, Inc.

On March 10, three of our wholly-owned subsidiaries entered into a bridge loan agreement with Metropolitan Rental Investments, Inc. under which the lender agreed to lend them $60.0 million. Our subsidiaries’ obligations under the bridge loan are secured by the real estate properties they own. The bridge loan bears interest at a rate of 10.0% per annum, and matures upon the earliest to occur of (i) the first closing contemplated under the stock purchase agreement, (ii) 90 days after the termination of the stock purchase agreement and (iii) September 15, 2009. If the first closing contemplated under the stock purchase agreement is consummated, our subsidiaries will repay all obligations under the bridge loan with the proceeds from the secured term loan described above, or such other $60.0 million financing obtained to satisfy the condition precedent under the stock purchase agreement. Metropolitan Rental Investments, Inc. will be entitled to receive either (i) an exit fee equal to 2% of the aggregate principal amount of the bridge loan, which amount is payable upon the maturity of the bridge loan or other prepayment thereof, if we do not obtain the $60.0 million secured term loan from Metropolitan Rental Investments, Inc. or (ii) a fee equal to 2% of the aggregate principal amount of the secured term loan, if we obtain the $60.0 million secured term loan from Metropolitan Rental Investments, Inc.

The parties’ obligations under the stock purchase agreement are also subject to the satisfaction or waiver of customary closing conditions, including the accuracy of the parties’ respective representations and warranties and compliance with the parties’ respective covenants, as well as the receipt of customary certificates and opinions and government approvals. Our representations are required to be true and correct when made and as of each closing (as if made on such closing date). The Investor’s representations and warranties relate to, among other things, authority to enter into the stock purchase agreement, existing ownership of our common shares and availability of funds to consummate the Otto transaction. Our representations and warranties relate to, among other things:

•	the continued registration of our common shares pursuant to Section 12(b) of the Exchange Act and the listing of our common shares on the NYSE;

•	no material adverse change having occurred;

•	compliance of our financial statements as to form with applicable accounting requirements and SEC rules and regulations, and preparation of our financial statements in accordance with U.S. generally accepted accounting principles;

•	the independence of our registered public accounting firm;

•	due organization, good standing and the requisite corporate power and authority to carry on our business, including the businesses of our subsidiaries;

•	capitalization;

•	the absence of litigation that would have a material adverse effect on our business;

•	the absence of conflicts with, or violations of, our Articles, Code of Regulations, other organizational documents or any other obligation, agreement, covenant or condition by us or our subsidiaries, where such defaults would have a material adverse effect on our business;

•	compliance with laws;

•	authority to execute and deliver the stock purchase agreement, and to perform our obligations thereunder;

•	our continued status as a REIT;

•	our good and marketable title or leasehold interest, as the case my be, to our portfolio properties;

•	the continued existence of title insurance on each of our portfolio properties;

•	the mortgages and deeds of trust encumbering our portfolio properties;

•	compliance with applicable environmental laws;

•	the absence of undisclosed liabilities;

•	the maintenance of internal accounting controls in conformity with U.S. generally accepted accounting principles;

•	our continued solvency and our compliance with financial covenants contained in our material unsecured debt; and

•	our taxes.

We have covenanted with the Investor that, until each closing, we will operate substantially as previously operated and only in the ordinary course of business, comply with applicable laws, maintain our books and records, not grant any waivers of or approve any increases in the ownership limitations relating to our capital stock, and otherwise report periodically to the Investor concerning the status of our business, operations and finances. We are also required to notify the Investor promptly of any material adverse effect on our business or the institution or threat of litigation against us where such litigation could reasonably be expected to have or result in a material adverse effect on our business or where such litigation is related to the stock purchase agreement.

The stock purchase agreement may be terminated:

•	by the mutual consent of the Investor and us;

•	by the Investor if any of the conditions precedent to the Investor’s obligations become impossible to perform or satisfy (other than as a result of a breach or a default by the Investor) and the performance has not been waived by the Investor;

•	by us if any of the conditions precedent to our obligations become impossible to perform or satisfy (other than as a result of a breach or a default by us) and the performance has not been waived by us; or

•	by either the Investor or us (other than a party that is in material default of its obligations under the stock purchase agreement) if the first closing has not occurred on or before July 15, 2009.

If we have not received shareholder approval of, and filed with the Secretary of State of the State of Ohio, the amendments to our Articles required as a condition precedent to the completion of the Otto transaction by June 30, 2009, we will be required to reimburse the Investor for all of the Investor’s reasonable out-of-pocket expenses incurred in connection with the transaction.

Warrants

A warrant exercisable for five million shares will be issued for each 15 million purchased shares. No separate consideration will be paid for the warrants. The exercise price of the warrants will be $6.00 per share, and the warrant may be exercised in whole or in part. The exercise price of the warrants is subject to downward adjustment upon each warrant exercise date if the weighted average purchase price of all additional common shares (or equivalents thereof) that we sell from the date of issuance of the applicable warrant is less than $6.00 per share (including common shares payable in connection with our regular quarterly dividends but excluding, among other things, the purchased shares, common shares issuable upon exercise of the warrants and common shares or other equity awards issued under our equity compensation plans, and including in the calculation all common shares outstanding as of the date of issuance of the applicable warrant as if issued during such period at $6.00 per share). If the weighted average price for such issuances in the aggregate is less than $6.00, the exercise price will be reduced to such weighted average price, but if the weighted average exercise price of such issuances is greater than $6.00, in no event will the exercise price be increased to a price greater than $6.00. After each partial exercise of a warrant, if there has been a downward adjustment of the exercise price, the exercise price will be reset at the original exercise price of $6.00 until the next warrant exercise date, at which time it may be subject to adjustment again.

Each warrant may be exercised at any time on or after the issuance thereof for a five-year term. Each warrant may be exercised on a cashless basis. The exercise price and the number of shares to be issued upon exercise of each warrant will also be subject to appropriate adjustment in the event of dividends and distributions payable to all of the holders of our common shares solely in common shares, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our shareholders.

The warrants may be transferred at the option of the warrant holder upon surrender of the warrants with the appropriate instruments of transfer to any member of the Otto Family or to any other person (not a member of the Otto Family) so long as the transfer to such other person would not cause the transferee to exceed the common share ownership limitations contained in our Articles.

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of our common shares, the holders of the warrants do not have the rights or privileges of holders of our common shares, including any voting rights, until they exercise their warrants.

Investor Rights Agreement

The investor rights agreement will address the Investor’s right to nominate individuals for election to our Board of Directors and to the registration of the resale under the Securities Act of the purchased shares, the dividend shares and the warrant shares, which we refer to collectively as the registrable shares. We will agree that during such time as the Otto Family beneficially owns (for purposes of Section 13(d) under the Exchange Act) 17.5% or more of our outstanding common shares, our Board of Directors will nominate two of the Investor’s nominees suitable to us to become members of our Board of Directors at each annual election of directors, and during such time as the Otto Family beneficially owns (for purposes of Section 13(d) under the Exchange Act) less than 17.5% but more than 7.5% of our outstanding common shares, our Board of Directors will nominate one of the Investor’s nominees suitable to us to become a member of our Board of Directors at each annual election of directors. Under the terms of the investor rights agreement, so long as we are eligible to register secondary offerings of our common shares on Form S-3 under the Securities Act, we will agree to prepare and file and keep effective a registration statement to register resales of the registrable shares. If we are not eligible to register secondary offerings on Form S-3, the Otto Family will have the right to demand that we prepare and file and keep effective for certain periods a registration statement on Form S-1 to register resales of the registrable shares. The Investor’s right to nominate individuals for election to our Board of Directors and its registration rights will terminate on the date that the Otto Family beneficially owns (for purposes of Section 13(d) under the Exchange Act) 7.5% or less of our outstanding common shares.

The Investor has indicated to us that the Investor’s two director nominees will be Dr. Volker Kraft and Dr. Thomas Finne, although the Investor reserves the right to provide for substitute nominees. Information regarding Drs. Kraft and Finne is provided below.

Dr. Volker Kraft is a Director of ECE, where he is responsible for commercial real estate project management in Central and Eastern Europe. Dr. Kraft is also a Managing Director of ECE Investment

International G.m.b.H., with responsibility for the development of an institutional real estate fund management platform in Europe. Prior to joining ECE in 2008, Dr. Kraft was a Director of Allianz Capital Partners GmbH, a private equity firm located in Munich, Germany, where he was a member of the management team and the internal investment committee from 2001. During that time, Dr. Kraft served as a member of the Advisory Board and Shareholders’ Committee of Bartec GmbH, Bad Mergentheim, an electronic components company, and as a member of the Supervisory Board of Scandlines AG, Rostock, a ferry services company. Dr. Kraft received his doctorate in Finance and graduated with a degree in Studies in Business Administration, both from the University of St. Gallen, Switzerland. Dr. Kraft is 36 years old.

As of February 17, 2009, Dr. Kraft owned 20,000 of our common shares.

Dr. Thomas Finne is the Managing Director of KG CURA Vermögensverwaltung G.m.b.H & Co., a commercial real estate company located in Hamburg, Germany that manages assets in North America and Europe. Prior to joining KG CURA Vermögensverwaltung G.m.b.H & Co. in 1992, Dr. Finne was responsible for controlling, budgeting, accounting and finance for Bernhard Schulte KG, a shipowner and shipmanager located in Hamburg, Germany. Dr. Finne is currently serving as a director of C.J. VOGEL Aktiengesellschaft für Beteiligungen. Dr. Finne received his doctorate from the International Tax Institute and graduated with a degree in Studies in Business Administration, both from the University of Hamburg. Dr. Finne is 50 years old.

Dr. Finne is the Managing Director of ECE/DDR Management G.m.b.H., the general partner of the ECE/DDR joint venture. As of February 17, 2009, Dr. Finne owned 700 of our common shares.

Tax Agreement

Under the terms of the tax agreement, we will agree to provide the Investor with certain information and to take certain actions on an ongoing basis relating to our status as a “domestically controlled qualified investment entity” as defined in Section 897(h)(4)(B) of the Code. If foreign persons own directly or indirectly 50% or more in value of our outstanding capital stock, we would cease to be a domestically controlled qualified investment entity. If we cease to be a domestically controlled qualified investment entity and a foreign person that owns more than 5.0% of our outstanding common shares were to sell any of our common shares, the foreign person would be subject to U.S. federal income tax in connection with the sale.

Waiver Agreement

Because rent from a related party tenant (any tenant 10% of which is owned, directly or constructively, by a REIT, including by an owner of 10% or more of a REIT) is not qualifying rent for purposes of the gross income tests under the Code, our Articles provide that no individual or entity may own, or be deemed to own by virtue of the attribution provisions of the Code (which differ from the attribution provisions applied to the ownership limit), in excess of 9.8% of our outstanding common shares, which we refer to as the common share related party limit.

Under the terms of the waiver agreement, we will agree to cause our Board of Directors to waive the common share related party limit contained in our Articles that would otherwise prohibit the Otto Family (and other persons who may be deemed to have constructive ownership of any common shares owned by the Otto Family) from constructively owning more than 9.8% of our outstanding common shares so long as rents from certain of our tenants that are constructively owned by the Otto Family (and other persons who may be deemed to have constructive ownership of common shares owned by the Otto Family) do not exceed a specified percentage of our gross income.

Voting Agreement

Under the terms of the voting agreement, Scott A. Wolstein, the Chairman of our Board of Directors and our Chief Executive Officer, and Iris Wolstein, Scott Wolstein’s mother, will agree to vote their common shares in favor of the Investor’s nominees for election to our Board of Directors.

Reasons for Seeking Shareholder Approval for Common Share Issuance

As of March 6, 2009, the record date for the Special Meeting, we had 300 million authorized common shares and approximately 129,372,136 common shares outstanding. If successfully completed, the Otto transaction will result in the issuance of more than 20% of our currently outstanding common shares before giving effect to any issuance in the Otto transaction. Section 312.03 of the NYSE Listed Company Manual requires shareholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions if (i) the common stock to be issued has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock, or (ii) if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

The Otto transaction falls under this rule because the common shares that may be issued as a result of the Otto transaction (including the dividend shares and the warrant shares) would exceed 20% of the number of our common shares outstanding before the issuance, and none of the exceptions to this NYSE rule is applicable to this transaction.

The NYSE Listed Company Manual requires that this proposal be approved by our shareholders representing a majority of the votes cast on the proposal (provided that the total votes cast on the proposal represent over 50% of our outstanding common shares entitled to vote on the proposal).

Completion of the Otto transaction depends on a number of conditions being satisfied or waived, including that our shareholders approve the issuance of our common shares and warrants (and common shares issuable upon exercise of the warrants) pursuant to the stock purchase agreement with the Investor for purposes of Section 312.03 of the NYSE Listed Company Manual.

Consequences if Shareholders Approve this Proposal

Ability to Complete Otto Transaction.  Assuming that our shareholders also approve (i) Proposal 2 relating to the amendments to our Articles required as conditions precedent to the completion of the Otto transaction and (ii) Proposal 4 relating to an amendment to our Code of Regulations to grant the Board of Directors the authority to fix the number of members on the Board of Directors, the approval by the shareholders of the issuance of our common shares and warrants (and common shares issuable upon exercise of the warrants) pursuant to the terms and conditions of the stock purchase agreement with the Investor for purposes of Section 312.03 of the NYSE Listed Company Manual will allow us, subject to the satisfaction or waiver of the other conditions contained in the stock purchase agreement, to complete the Otto transaction.

Rights of the Investor; Registration Rights.  The issuance of common shares and warrants (including the common shares issuable upon exercise of the warrants) will have no effect on the current rights of the holders of our common shares under Ohio law, including, without limitation, voting rights, rights to dividend payments and rights upon liquidation. Holders of our common shares are not entitled to preemptive rights with respect to any common shares that may be issued. Dissenting holders of our common shares are not entitled to appraisal rights as a result of the Otto transaction.

Due to the fact that the Investor will likely be deemed an affiliate of ours, the Investor may be limited in his ability to freely sell our common shares. Pursuant to the terms of the investor rights agreement, the Investor has registration rights with respect to the purchased shares, the dividend shares and the warrant shares issued in connection with the Otto transaction. Any shares that the Investor resells pursuant to an effective registration statement will be freely transferable without restriction under the Securities Act. This free transferability may materially and adversely impact the market price of our common shares if large quantities of our common shares are issued and sold into the market.

Dilution.  The issuance of our common shares in connection with the Otto transaction would have a dilutive effect on our earnings per share and on each shareholder’s percentage voting power. In addition, such issuance could, under certain circumstances, have the effect of delaying or preventing a change in control by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control or remove incumbent directors from office. Moreover, any dividends paid per common share could be lower, as the funds available to pay dividends would be spread among a greater number of shares upon completion of the Otto transaction.

Concentration of Ownership.  If shareholders approve the issuance of our common shares and warrants (including the common shares issuable upon exercise of the warrants) pursuant to the stock purchase agreement with the Investor, the beneficial ownership of our outstanding common shares by the Otto Family will substantially increase. Collectively, the members of the Otto Family will become our largest shareholder and, as a result, may be able to exercise substantial influence over any future actions requiring shareholder approval.

Change in Control.  If the Otto Family becomes the beneficial owner (for purposes of Section 13(d) under the Exchange Act) of 20% or more of our outstanding common shares, a “change in control” will be deemed to have occurred under substantially all of our equity compensation plans and all of the change in control agreements that we have entered into with our executive officers. For more information about the effects of the occurrence of a change in control under these compensation plans and change in control agreements, see “Interests of Certain Persons in Matters to be Acted Upon.”

Consequences if Shareholders Fail to Approve this Proposal

If our shareholders do not approve the issuance of our common shares and warrants (including the common shares issuable upon exercise of the warrants) pursuant to the stock purchase agreement with the Investor for purposes of Section 312.03 of the NYSE Listed Company Manual, we will fail to satisfy one of the conditions contained in the stock purchase agreement and will not be able to complete the Otto transaction. Accordingly, we would be required to seek alternative sources of capital in the form of equity or debt to improve our liquidity, reduce our leverage or for other corporate purposes, but may not be able to obtain such alternative sources of capital on commercially reasonable terms, if at all, given the current economic climate.

We will not act upon the proposal to approve amendments to our Articles required as conditions precedent to the completion of the Otto transaction at the Special Meeting if our shareholders do not approve the issuance of our common shares and warrants (including the common shares issuable upon exercise of the warrants) pursuant to the stock purchase agreement with the Investor for purposes of Section 312.03 of the NYSE Listed Company Manual.

Additionally, under the terms of the stock purchase agreement, if we do not complete the Otto transaction because we fail to obtain the requisite shareholder approval, we will be required to reimburse the Investor for all of his reasonable out-of-pocket expenses incurred in connection with the transaction. Finally, if we do not complete the Otto transaction, the bridge loan would mature upon the earlier of (i) the 90th day after the termination of the stock purchase agreement and (ii) September 15, 2009, and we would need to find a source of financing to satisfy our obligations under the bridge loan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL TO APPROVE, FOR PURPOSES OF SECTION 312.03 OF THE NYSE LISTED COMPANY MANUAL, THE ISSUANCE OF OUR COMMON SHARES AND WARRANTS (AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THE WARRANTS) PURSUANT TO THE TERMS AND CONDITIONS OF THE STOCK PURCHASE AGREEMENT, DATED AS OF FEBRUARY 23, 2009, BETWEEN THE INVESTOR AND US.

PROPOSAL 2:

APPROVAL OF AMENDMENTS TO OUR SECOND AMENDED AND RESTATED ARTICLES
OF INCORPORATION REQUIRED AS CONDITIONS PRECEDENT
TO THE COMPLETION OF THE OTTO TRANSACTION

Background

In order for us to qualify as a REIT under the Code, we must satisfy certain criteria, including that not more than 50% in value of our outstanding capital stock may be directly owned or beneficially owned under certain specified attribution rules under the Code by five or fewer individuals during the last half of a taxable year. In addition, our capital stock must be owned (without regard to attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, certain percentages of our gross income must be from particular activities, including qualifying rent for purposes of the Code.

To ensure that five or fewer individuals do not beneficially own more than 50% in value of our outstanding capital stock, our Articles provide that, subject to certain exceptions, no shareholder may own, or be deemed to own by virtue of the requisite attribution provisions of the Code, more than 5.0% of our outstanding common shares, which we refer to as the common share ownership limit. Our Articles currently provide that shareholders whose ownership exceeded the common share ownership limit immediately after our initial public offering, whom we refer to as existing holders, may own common shares in excess of the common share ownership limit.

In addition, because rent from a related party tenant (any tenant 10% of which is owned, directly or constructively, by us, including a tenant that is owned by a person that owns 10% or more of us) is not qualifying rent for purposes of the gross income tests under the Code, our Articles provide that no shareholder may own, or be deemed to own by virtue of the requisite attribution provisions of the Code (which differ from the attribution provisions applied to the common share ownership limit), more than 9.8% of our outstanding common shares, which we refer to as the common share related party limit.

The table below summarizes the ownership limits relating to our common shares currently contained in our Articles:

		Common
		Share
	Common Share	Related
	Ownership	Party
	Limit	Limit

Common shareholders (other than existing holders)	5.0%	9.8%
Existing holders	Percentage of common shares owned after initial public offering, subject to adjustment	9.8%

If foreign persons own directly or indirectly 50% or more in value of our outstanding capital stock, we would cease to be a “domestically controlled qualified investment entity” as defined in Section 897(h)(4)(B) of the Code. If we cease to be a domestically controlled qualified investment entity and a foreign person that owns more than 5.0% of our outstanding common shares were to sell any of our common shares, the foreign person would be subject to U.S. federal income tax in connection with the sale.

Completion of the Otto transaction depends on a number of conditions being satisfied or waived. These conditions include that our Board of Directors adopt, and our shareholders approve, amendments to our Articles to:

•	allow the Otto Family to beneficially own up to 29.8% of our outstanding common shares;

•	modify the existing holder limit to 5.1% of our outstanding common shares;

•	grant our Board of Directors the authority to waive the common share related party limit; and

•	prohibit any transfer of common shares that would cause us to cease to be a domestically controlled qualified investment entity.

Our Board of Directors has unanimously approved and recommended that our shareholders approve amendments to our Articles described below so that we can satisfy certain conditions precedent to the completion of the Otto transaction. The proposed amendments relating to the conditions precedent to the Otto transaction are incorporated in Article FOURTH, Division B of our Articles, a copy of which is attached as Appendix A to this proxy statement and marked to show the proposed changes to the existing Article FOURTH, Division B of our Articles.

This Proposal 2 is conditioned upon the approval by the shareholders of Proposal 1 relating to the issuance of our common shares and warrants (and the common shares issuable upon exercise of the warrants) pursuant to the stock purchase agreement with the Investor for purposes of Section 312.03 of the NYSE Listed Company Manual. If Proposal 1 is not approved, this proposal will not be acted upon at the Special Meeting.

Amendments Relating to Common Share Ownership Limit

To allow the Otto Family to beneficially own up to 29.8% of our outstanding common shares, the proposed amendments to our Articles would:

•	Define, collectively, (i) Prof. Werner Otto, his wife Maren Otto and/or all descendants of Prof. Werner Otto, including, without limitation, the Investor, (ii) trusts or family foundations established for the benefit of the individuals named in (i) above and (iii) other entities controlled by the individuals named in (i) above (or trusts or family foundations established for the benefit of those individuals) as the “exempt holder.”

•	Provide for an exempt holder limit equal to 29.8% of our outstanding common shares, provided that (i) when the Otto Family beneficially owns less than 17.5% (but more than 7.5%) of our outstanding common shares, our Board of Directors may decrease the exempt holder limit to 17.5%, (ii) after the exempt holder limit is reduced to 17.5%, when the Otto Family beneficially owns 7.5% or less of our outstanding common shares, our Board of Directors may decrease the exempt holder limit to 7.5% and (iii) after the exempt holder limit is reduced to 7.5%, our Board of Directors may further decrease the exempt holder limit to reflect the beneficial ownership limit, but not below 5.0%.

•	Eliminate the current “existing holder” definition and define, collectively, (i) Iris Wolstein and/or all descendants of Iris Wolstein (which would include Scott A. Wolstein, the Company’s Chairman and Chief Executive Officer), (ii) trusts or family foundations established for the benefit of the individuals named in (i) above and (iii) other entities controlled by the individuals named in (i) above (or trusts or family foundations established for the benefit of those individuals) as the “existing holder.”

•	Provide for an existing holder limit equal to 5.1% of our outstanding common shares, provided that the Board of Directors may increase the existing holder limit if the exempt holder limit is reduced.

•	Provide for other clarifying and conforming changes in connection with the creation of the ownership limit exemption for the exempt holder and the modification of the ownership limit for the existing holders.

Amendment Relating to Common Share Related Party Ownership Limit

Our Articles currently provide that our Board of Directors may exempt a shareholder from the common share related party ownership limit only if the shareholder does not own more than a 9.9% interest in a tenant of any real property owned or leased by us. Because the Investor currently owns more than a 9.9% interest in one of our tenants, the proposed amendments to our Articles would give the Board of Directors the authority to exempt a shareholder from the related party common share ownership limit even if the shareholder owns more than a 9.9% interest in one of our tenants, subject to any conditions that the Board may deem necessary or advisable to determine or ensure our status as a REIT.

Under the terms of the waiver agreement, we will agree to cause our Board of Directors to waive the common share related party limit contained in our Articles that would otherwise prohibit the Otto Family (and other persons who may be deemed to have constructive ownership of any common shares owned by the Otto Family) from constructively owning more than 9.8% of our outstanding common shares so long as rents from certain of our tenants that are constructively owned by the Otto Family (and other persons who may be deemed to have constructive ownership of common shares owned by the Otto Family) does not exceed a specified percentage of our gross income. As a condition of any exemption, including the exemption provided by the waiver agreement, our Board of Directors will require appropriate representations and undertakings from the exempt holder, and will impose appropriate conditions, in each case with respect to preserving our REIT status.

Amendment Relating to Domestically Controlled Qualified Investment Entity

Because it is likely that certain persons and entities comprising the Otto Family would be considered foreign persons and would own more than 5.0% of our common shares, if we were to cease being a domestically controlled qualified investment entity and these persons were to sell our common shares after the completion of the Otto transaction, these persons would be subject to U.S. federal income tax. Accordingly, the proposed amendments to our Articles would prohibit any transfer of our common shares that, if effective, would result in us ceasing to be a domestically controlled qualified investment entity. In the case of a breach of this prohibition, the shares that are proposed to be transferred would be deemed excess shares, and we may prevent or refuse to give effect to the transfer or repurchase the excess shares.

If approved by the shareholders, the proposed amendments to the Articles will become effective upon the filing of the amendments with the Secretary of State of the State of Ohio.

Consequences if Shareholders Approve this Proposal

Assuming that our shareholders also approve (i) Proposal 1 relating to the issuance of our common shares and warrants (and the common shares issuable upon exercise of the warrants) pursuant to the stock purchase agreement with the Investor for purposes of Section 312.03 of the NYSE Listed Company Manual and (ii) Proposal 4 relating to an amendment to our Code of Regulations to grant the Board of Directors the authority to fix the number of members on the Board of Directors, then the approval by the shareholders of the amendments to our Articles required as conditions precedent to the completion of the Otto transaction will allow us, subject to the satisfaction or waiver of the other conditions contained in the stock purchase agreement, to complete the Otto transaction.

If the proposed amendments to the Articles required as conditions precedent to the completion of the Otto transaction are approved, the common share ownership limit and the common share related party limit will remain the same for holders of common shares, but will change for the existing holder and the exempt holder as summarized below:

		Common
		Share
	Common Share	Related
	Ownership	Party
	Limit	Limit

Common shareholders (other than the exempt holder and existing holders)	5.0%	9.8%
Exempt holder	29.8%	9.8%*
Existing holder	5.1%	9.8%

*	To be waived pursuant to the terms of the waiver agreement between the Investor and us.

Our Articles currently provide the Board of Directors with the authority to increase the common share ownership limit from 5.0% of our outstanding common shares to a percentage not to exceed 9.8% of our outstanding common shares. If the proposed amendments required as conditions precedent to the completion of the Otto transaction are approved and become effective, the Board of Directors will not have the flexibility to increase the common share ownership limit unless the exempt holder limit is subsequently reduced if and when the Otto Family’s beneficial ownership of our outstanding common shares decreases below 17.5%.

According to the Investor, members of the Otto Family (and other persons who may be deemed to have constructive ownership of any common shares owned by the Otto Family) constructively own one of our tenants, Crate & Barrel. Pursuant to the terms of the waiver agreement, we will grant a waiver to the Otto Family (and other persons who may be deemed to have constructive ownership of any common shares owned by the Otto Family) from the related party limit so long as rents from Crate & Barrel and other of our tenants that are constructively owned by the Otto Family (and other persons who may be deemed to have constructive ownership of common shares owned by the Otto Family) do not exceed a specified percentage. We do not anticipate that the rental income that we receive from Crate & Barrel will exceed such specified percentage or adversely affect our status as a REIT.

A prohibition on the transfer of our common shares if the transfer would cause us to cease to be a domestically controlled qualified investment entity could result in our shares being less marketable to non-U.S. persons.

Consequences if Shareholders Fail to Approve this Proposal

If our shareholders do not approve the amendments to our Articles required as conditions precedent to the completion of the Otto transaction, we will fail to satisfy one of the conditions contained in the stock purchase agreement and will not be able to complete the Otto transaction, regardless of whether the other proposals are approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE AMENDMENTS TO OUR SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION REQUIRED AS CONDITIONS PRECEDENT TO THE COMPLETION OF THE OTTO TRANSACTION.

PROPOSAL 3:

APPROVAL OF AMENDMENTS TO OUR SECOND AMENDED AND RESTATED ARTICLES OF
INCORPORATION TO UPDATE THE TRANSFER RESTRICTION AND EXCESS
SHARE PROVISIONS

Background

As noted above under “Proposal 2,” in order for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be beneficially owned under applicable attribution rules under the Code by five or fewer individuals during the last half of a taxable year. In addition, our capital stock must be owned (without regard to attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

To ensure that five or fewer individuals do not beneficially own more than 50% in value of our outstanding common shares under applicable attribution rules, our Articles provide that, subject to certain exceptions, no shareholder may own, or be deemed to own by virtue of the requisite attribution provisions of the Code, common shares in an amount that exceeds the common share ownership limit. Our Articles currently permit the existing holders to own common shares in excess of the common share ownership limit, which we refer to as the existing holder limitation. If Proposal 2 is approved, the exempt holder will be permitted to own up to 29.8% of our outstanding common shares, which we refer to as the exempt holder limit, and the existing holder limit will be set at 5.1%.

In addition, because rent from a related party tenant (any tenant 10% of which is owned, directly or constructively, by a REIT, including a tenant that is owned by a person that owns 10% or more of a REIT) is not qualifying rent for purposes of the gross income tests under the Code, our Articles provide that no shareholder may own, or be deemed to own by virtue of the requisite attribution provisions of the Code (which differ from the attribution provisions applied to the common share and preferred share ownership limits), common shares in an amount that exceed the common share related party limit.

The table below summarizes the ownership limits relating to our common shares currently contained in our Articles:

		Common
		Share
	Common Share	Related
	Ownership	Party
	Limit	Limit

Common shareholders (other than existing holders)	5.0%	9.8%
Existing holders	Percentage of common shares owned after initial public offering, subject to adjustment	9.8%

Our Articles currently provide that no person (other than an existing holder) shall beneficially own common shares in excess of the common share ownership limit and that no existing holder shall beneficially own common shares in excess of the existing holder limitation. Our Articles also currently provide that if any transfer, if effective, of common shares would result in (i) any person other than an existing holder beneficially owning common shares in excess of the common share ownership limit, (ii) any existing holder beneficially owning common shares in excess of the existing holder limitation, (iii) any person constructively owning common shares in excess of the common share related party limit, (iv) all of our common shares being beneficially owned by less than 100 persons, or (v) us being deemed to be closely held, then the transfer will be void ab initio, and the intended transferee will acquire no rights in the common shares proposed to be transferred. If Proposal 2 is approved, the existing holder limitation will be set as 5.1%, and limitations will be placed on the exempt holder to prevent the exempt holder from beneficially owning common shares in excess of the exempt holder limit.

Generally, common shares transferred or proposed to be transferred in excess of the common share ownership limit or the common share related party limit will be deemed excess shares that are subject to repurchase by us. Similarly, common shares transferred or proposed to be transferred that would result in our common shares being beneficially owned by less than 100 persons or common shares transferred or proposed to be transferred that would result in us being deemed to be closely held will be deemed excess shares that are subject to repurchase by us.

Proposed Amendments

The provisions in our Articles generally provide us with the ability to protect our REIT status if a shareholder transfers or proposes to transfer our shares directly in violation of the applicable ownership limits. However, the provisions in our Articles may not provide us with the ability to protect our REIT status if an existing shareholder were to acquire or propose to acquire our common shares indirectly, for example, through the acquisition of another shareholder. Additionally, a number of other REITs whose equity securities are publicly traded deem any excess shares to be automatically transferred to a trust for the benefit of a charitable beneficiary, while still having the ability to purchase these excess shares.

Our Board of Directors has unanimously approved and recommended that our shareholders approve the amendments to our Articles described below to update our transfer restriction and excess share provisions. The proposed amendments relating to the updated transfer restriction and excess share provisions are incorporated in Article FOURTH, Division B of our Articles, a copy of which is attached as Appendix B to this proxy statement and marked to show the proposed changes to the existing Article FOURTH, Division B of our Articles. The approval of this proposal is not a condition to the completion of the Otto transaction, nor is the approval of Proposal 2 a condition to the approval of this proposal. However, for convenience, the amendments to Article FOURTH, Division B of our Articles proposed by Proposal 2 and Proposal 3 are included in Appendix C to this proxy statement, marked to show the collective proposed changes to the existing Article FOURTH, Division B of our Articles.

The proposed amendments to our Articles provide that upon a transfer or non-transfer event that results in a person owning common shares in excess of the applicable ownership limits or that results in us being deemed to be closely held, the person, which we refer to as a prohibited owner, will not acquire or retain any rights or beneficial economic interest in the excess shares. Instead, the excess shares will be automatically transferred to a person or entity unaffiliated with and designated by us to serve as trustee of a trust for the exclusive benefit of a charitable beneficiary to be designated by us within five days after the discovery of the transaction that created the excess shares. The trustee will have the exclusive right to designate a person who may acquire the excess shares without violating the applicable restrictions, which we refer to as a permitted transferee, to acquire all of the shares held by the trust. The permitted transferee must pay the trustee an amount equal to the fair market value (determined at the time of transfer to the permitted transferee) for the excess shares. The trustee will pay to the prohibited owner the lesser of (i) the value of the shares at the time they became excess shares and (ii) the price received by the trustee from the sale of the excess shares to a permitted transferee. The beneficiary will receive the excess of (i) the sale proceeds from the transfer to a permitted transferee over (ii) the amount paid to the prohibited owner, if any, in addition to any dividends paid with respect to the excess shares.

If approved by the shareholders, the proposed amendments to the Articles will become effective upon the filing of the amendments with the Secretary of State of the State of Ohio.

Consequences if Shareholders Approve this Proposal

If approved, the amendments to update the transfer restriction and excess share provisions would allow us to further protect our REIT status and would modernize our excess share provisions. The approval of the amendments to our Articles is not conditioned upon the approval of any other proposal to be acted upon at the Special Meeting, nor is it a condition precedent to any other proposal or the completion of the Otto transaction. Accordingly, the approval by the shareholders of this proposal will not be impacted by the failure of any other proposal to be approved by our shareholders, nor will it have any impact on the approval of any other proposal or our ability to complete the Otto transaction.

Consequences if Shareholders Fail to Approve this Proposal

The approval of the amendments to our Articles to update the transfer restriction and excess share provisions is not conditioned upon the approval of any other proposal to be acted upon at the Special Meeting, nor is it a condition precedent to any other proposal or the completion of the Otto transaction. Accordingly, the failure of the shareholders to approve this proposal will not impact the approval of any other proposal or our ability to complete the Otto transaction. If the shareholders fail to approve this proposal, then the current provisions of the Articles relating to transfer restrictions and excess shares will remain unchanged.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE AMENDMENTS TO OUR SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO UPDATE THE TRANSFER RESTRICTION AND EXCESS SHARE PROVISIONS.

PROPOSAL 4:

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED
CODE OF REGULATIONS TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY
TO FIX THE SIZE OF THE BOARD OF DIRECTORS

Background

The Amended and Restated Code of Regulations currently provides that the shareholders have the sole authority to fix the size of the Board of Directors. The Board of Directors is not currently authorized to fix the size of the Board of Directors. At our 2007 annual meeting of shareholders, the shareholders fixed the size of the Board of Directors at nine members.

Pursuant to the terms of an investor rights agreement to be entered into between the Investor and us, we will agree that during the time that the Otto Family beneficially owns 17.5% or more of our common shares, our Board of Directors will nominate two of the Investor’s nominees suitable to us to become members of our Board of Directors at each annual election of directors, and during the time that the Otto Family beneficially owns less than 17.5% but more than 7.5% of our common shares, our Board of Directors will nominate one of the Investor’s nominees suitable to us to become a member of our Board of Directors at each annual election of directors.

Completion of the Otto transaction depends on a number of conditions being satisfied or waived, including that our shareholders approve an amendment to our Code of Regulations to grant the Board of Directors the authority to fix the size of the Board of Directors.

Proposed Amendment

The Code of Regulations, as proposed to be amended, would grant the Board of Directors the authority to fix the size of the Board of Directors, provided that the number of directors cannot be less than three nor more than 15. This amendment would not remove the existing right of the shareholders to fix the size of the Board of Directors upon an affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company. If the proposed amendment is approved by the shareholders, the shareholders and the Board of Directors will each be able to fix the size of the Board of Directors within the range specified in our Code of Regulations. The proposed amendment will, among other things, enable us to expand our Board of Directors so that we can add up to two nominees of the Otto Family to the Board of Directors pursuant to the terms of the investor rights agreement without further action by the shareholders. Because the Otto Family may not have the right to have its second nominee nominated for election to the Board of Directors until after the second closing is completed, which may occur after our 2009 annual meeting of shareholders, giving the authority to the Board of Directors to increase the size of the Board will avoid any vacancy that might arise if only the shareholders have the ability to increase the size of the Board in connection with the Otto transaction.

Additionally, it would be beneficial to us from a corporate governance standpoint to be able to give the Board of Directors flexibility with respect to the size of the Board. Under the NYSE Listed Company Manual, at least a majority of our directors are required to be “independent” under the NYSE rules and regulations, and proxy advisory firms recommend that a board of directors have a substantial majority of independent directors. Accordingly, giving the Board of Directors the flexibility to increase the size of our Board of Directors will help ensure, either for NYSE standards or for principles of good governance, that we have a majority or substantial majority of independent directors.

On February 21, 2009, the Board of Directors adopted the proposed amendment to our Code of Regulations, subject to shareholder approval. The Code of Regulations would continue to contain the language providing that the number of directors shall be fixed at seven until changed in accordance with Section 1 of Article II of the Code of Regulations. From time to time, the shareholders have changed the number of directors, most recently to nine members in 2007. The full text of Section 1 of Article II of the Code of Regulations, as it is proposed to be amended, is set forth below, marked to show changes from the current provision contained in the Code of Regulations:

Section 1. Number of Directors.  Until changed in accordance with the provisions of this section, the number of directors of the Corporation, none of whom need be shareholders, shall be seven (7). The number of directors may be fixed or changed, but in no case shall the number be fewer than three (3) or more than fifteen (15), at any annual meeting or at any special meeting called for that purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal. In addition to the authority of the shareholders to fix or change the number of directors as described above, the directors of the Corporation may fix or change the number of directors by a majority vote of the directors then in office and may fill any vacancy that is created by an increase in the number of directors. Notwithstanding the foregoing, the aggregate number of members of the Board of Directors shall automatically increase by the number of directors elected pursuant to Section 5(b) of Item 1, Section 5(b) of Item II, Section 5(b) of Item III, Section 5(b) of Item IV, Section 5(b) of Item V, Section 5(b) of Item VI, Section 5(b) of Item VII, Section 5(b) of Item VIII, Section 5(b) of Item IX, Section 5(b) of Item X, Section 5(b) of Item XI and/or Section 5(b) of Item XII of Division A of Article FOURTH of the Amended and Restated Articles of Incorporation of the Corporation, as amended, such directors to be elected and hold office in accordance with such provisions of the Amended and Restated Articles of Incorporation of the Corporation, as amended, notwithstanding any other provision of this Code of Regulations.

If approved, the proposed amendment to the Code of Regulations will become effective immediately.

The proposed amendment provides us with flexibility so that either the members of our Board of Directors or our shareholders may fix the size of our Board of Directors. The proposed amendment is also consistent with Ohio corporation law. Section 1701.56 of the Ohio Revised Code provides that: “[i]n addition to the authority of the shareholders to fix or change the number of directors and the manner in which such number may be fixed or changed, the articles or the regulations may authorize the directors to change the number of directors, may specify the manner in which the directors are to change the number of directors and limitations upon the directors [directors’] use of this authority, and may authorize the directors who are in office to fill any director’s office that is created by an increase in the number of directors. No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director”. We believe that this proposal should be approved to provide us with flexibility in fixing the size of our Board of Directors consistent with Ohio corporation law.

Consequences if Shareholders Approve this Proposal

Assuming that our shareholders also approve (i) Proposal 1 relating to the issuance of our common shares and warrants (and the common shares issuable upon exercise of the warrants) pursuant to the stock purchase agreement with the Investor for purposes of Section 312.03 of the NYSE Listed Company Manual and (ii) Proposal 2 relating to amendments to our Articles required as conditions precedent to the completion of the Otto transaction, then the approval by the shareholders of the amendment to our Amended and Restated Code of Regulations to grant the Board of Directors the authority to fix the size of the Board of Directors will allow us, subject to the satisfaction or waiver of the other conditions contained in the stock purchase agreement, to complete the Otto transaction.

The approval of the amendment to our Code of Regulations is not conditioned upon the approval of any other proposal to be acted upon at the Special Meeting. Accordingly, the approval by the shareholders of this proposal will not be impacted by the failure of any other proposal to be approved by our shareholders.

Consequences if Shareholders Fail to Approve this Proposal

If our shareholders do not approve the amendments to our Code of Regulations required as conditions precedent to the completion of the Otto transaction, we will fail to satisfy one of the conditions contained in the stock purchase agreement and will not be able to complete the Otto transaction without a waiver of the condition by the Investor. Additionally, if and when the size of the Board of Directors would need to be modified, we would have to obtain shareholder approval, which could take considerable time, be costly and potentially impact our ability to comply with the independence requirements of the NYSE if we need to expand the size of the Board to ensure that we have the requisite number of independent directors in the future.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO OUR AMENDED AND RESTATED CODE OF REGULATIONS TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO FIX THE SIZE OF THE BOARD OF DIRECTORS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common shares as of February 25, 2009, except as otherwise disclosed in the notes below, by (i) each person who is known by us to own beneficially more than 5% of our outstanding common shares based on a review of filings with the SEC, (ii) our directors, (iii) our named executive officers and (iii) our executive officers and directors as a group. Except as otherwise described in the following notes, the following beneficial owners have sole voting power and sole investment power with respect to all common shares set forth opposite their respective names.

	Number of
	Common Shares		Percentage
	Beneficially Owned		Ownership

FMR LLC	18,041,848	(1)	14.0%
82 Devonshire Street Boston, Massachusetts 02109
Cohen & Steers, Inc.	12,484,014	(2)	9.7. %
280 Park Avenue, 10th Floor New York, New York 10017
The Vanguard Group Inc.	11,062,629	(3)	8.6%
100 Vanguard Blvd. Malvern, Pennsylvania 19355
Capital Growth Management Limited Partnership	10,200,000	(4)	7.9%
One International Place Boston, MA 02110
Barclays Global Investors, NA	9,622,118	(5)	7.4%
45 Fremont Street San Francisco, California 94105

State Street Bank and Trust Company	6,834,573	(6)	5.3%
One Lincoln Street Boston, Massachusetts 02111
Scott A. Wolstein	1,006,078	(7)	*
Timothy J. Bruce	151,934	(8)(9)	*
Daniel B. Hurwitz	345,258	(8)(10)	*
David J. Oakes	172,617	(8)(11)	*
William H. Schafer	84,498	(12)	*
Dean S. Adler	2,386	(8)(13)	*
Terrance R. Ahern	692,053	(8)(13)(14)	*
Robert H. Gidel	34,188	(16)	*
Victor B. MacFarlane	13,279	(8)(13)(15)(18)	*
Craig Macnab	85,252	(8)(13)(17)	*
Scott D. Roulston	8,280	(13)(18)	*
Barry A. Sholem	48,579	(19)	*
William B. Summers, Jr.	13,111		*

All Current Executive Officers and Directors as a Group (19 persons)	2,987,534	(20)	2.3%

*	Less than 1%

(1)	Information for common shares owned as of December 31, 2008, is based on a report on Schedule 13G/A filed with the SEC on February 17, 2009 by FMR LLC, a parent holding company, and Edward C. Johnson 3d, an individual. The report indicated that members of Mr. Johnson’s family may be deemed to form a controlling group with respect to FMR LLC under the Investment Company Act of 1940. According to the information provided in the report, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under the Investment

Advisers Act of 1940, is the beneficial owner of 16,183,167 shares. FMR LLC and Mr. Johnson each have sole dispositive power with respect to these 16,183,167 shares. Also according to the report, Pyramis Global Advisors, LLC, an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 140,845 shares. FMR LLC and Mr. Johnson each have sole dispositive power with respect to and sole voting power over these shares. The report indicates that Pyramis Global Advisors Trust Company, an indirect-wholly owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 959,236 shares. FMR LLC and Mr. Johnson each have sole dispositive power with respect to and sole voting power over these shares. According to the information provided in the report, FIL Limited, a qualified institution under Rule 13d-1(b)(1) pursuant to the SEC No-Action letter dated October 5, 2000, is the beneficial owner of 758,600 shares. Partnerships controlled by Mr. Johnson’s family, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes that may be cast. FMR LLC and FIL are separate and independent corporate entities and their Boards of Directors are generally composed of different individuals. FMR LLC and FIL disclaimed beneficial ownership in the report indicating that they believe that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 under the Exchange Act. FMR LLC reported that the filing was on a voluntary basis as if all of the shares were beneficially owned by FMR LLC and FIL on a joint basis. They reported that FIL has sole dispositive power over 758,600 shares and has sole power to vote 747,900 shares and no power to vote or direct the voting of 10,700 shares.

(2)	Information for common shares owned as of December 31, 2008, is based on a report on Schedule 13G filed with the SEC on February 17, 2009 by Cohen & Steers, Inc., an investment adviser registered under the Investment Advisers Act of 1940. According to the information provided in the report, Cohen & Steers Capital Management, Inc., a wholly-owned subsidiary of Cohen & Steers, Inc., an investment adviser registered under the Investment Advisers Act of 1940, has sole voting power over 10,868,069 common shares and sole dispositive power with respect to 12,434,638 common shares, and Cohen & Steers Europe S.A., a wholly-owned subsidiary of Cohen & Steers, Inc., an investment adviser registered under the Investment Advisers Act of 1940, has sole voting power over 42,083 common shares and sole dispositive power with respect to 49,376 common shares.

(3)	Information for common shares owned as of December 31, 2008, is based on a report on Schedule 13G filed with the SEC on February 13, 2009 by The Vanguard Group Inc., an investment adviser registered under the Investment Advisers Act of 1940. According to the information provided in the report, The Vanguard Group Inc. has sole voting power over 135,901 common shares and sole dispositive power with respect to 10,926,728 common shares. Pursuant to the instructions of Item 7 of Schedule 13G, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner and directs the voting of 135,901 shares as a result of its serving as investment manager of collective trust accounts.

(4)	Information for common shares owned as of December 31, 2008, is based on Schedule 13G filed with the SEC on February 10, 2009 by Capital Growth Management Limited Partnership, an investment advisor registered under section 203 of the Investment Advisors Act of 1940. According to the information provided in the report, Capital Growth Management Limited Partnership has sole voting power over 10,200,000 shares and shared dispositive power of 10,200,000 shares. Capital Growth Management Limited Partnership disclaims any beneficial interest in the shares and views that the client accounts it manages are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and it and such clients are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” under Rule 13d-3 of the Exchange Act. Therefore, Capital Growth Management Limited Partnership is of the view that the shares held in such accounts should not be aggregated for purposes of Section 13(d) and that the filing of the Schedule 13G is on a voluntary basis as if all the shares are beneficially owned by Capital Growth Management Limited Partnership.

(5)	Information for common shares owned as of December 31, 2008, is based on a report on Schedule 13G filed with the SEC on February 5, 2009 by Barclays Global Investors, NA, a bank as defined in

Section 3(a)(6) of the Exchange Act, Barclays Global Fund Advisors, an investment adviser registered under the Investment Advisers Act of 1940, Barclays Global Investors Ltd., a bank as defined in Section 3(a)(6) of the Exchange Act, and Barclays Global Investor Canada Limited, an investment adviser registered under the Investment Advisers Act of 1940, and Barclays Global Investors Japan Limited, an investment adviser registered under the Investment Advisers Act of 1940. According to the information provided in the report, Barclays Global Investors, NA. has sole voting power over 3,604,636 common shares and sole dispositive power with respect to 4,366,883 common shares; Barclays Global Fund Advisors has sole voting power over 4,041,389 common shares and sole dispositive power with respect to 4,048,892 common shares; Barclays Global Investors, Ltd. has sole voting power over 620,225 common shares and sole dispositive power with respect to 700,275 common shares; Barclays Global Investors Japan Limited has sole voting power over 434,655 common shares and sole dispositive power with respect to 434,655 common shares; and Barclays Global Investor Canada Limited power has sole voting power over 71,413 common shares and sole dispositive power with respect to 71,413 common shares. Also according to the Schedule 13G, the shares reported are held by such entities in trust accounts for the economic benefit of the beneficiaries of those accounts.

(6)	Information for common shares owned as of December 31, 2008, is based on Schedule 13G filed with the SEC on February 13, 2009 by State Street Bank and Trust Company, a bank as defined in Section 3(a)(6) of the Exchange Act. According to the information provided in the report, State Street Bank and Trust Company has sole voting power over 6,834,573 common shares and shared dispositive power with respect to 6,834,573 common shares.

(7)	Includes 304,716 common shares subject to options currently exercisable or exercisable within 60 days. This number also includes 676,540 common shares pledged as security by Mr. Wolstein.

(8)	Does not include 129,475, 1,029, 1,362, 695, 25,749 and 2,311 stock units credited to the accounts of Messrs. Hurwitz, Adler, Ahern, Macnab, Oakes and Bruce, respectively, when such individuals elected to defer the vesting of restricted common shares pursuant to our equity deferred compensation plans. The stock units represent the right to receive common shares at the end of the deferral period, but do not confer current dispositive or voting control of any common shares.

(9)	Includes 102,353 common shares subject to options currently exercisable or exercisable within 60 days.

(10)	Includes 137,601 common shares subject to options currently exercisable or exercisable within 60 days.

(11)	Includes 81,811 common shares subject to options currently exercisable or exercisable within 60 days.

(12)	Includes 45,589 common shares subject to options currently exercisable or exercisable within 60 days. This number also includes 22,677 common shares pledged as security by Mr. Schafer.

(13)	Does not include 31,479, 37,472, 23,545, 15,679 and 8,102 units credited to the accounts of Messrs. Adler, Ahern, MacFarlane, Macnab and Roulston pursuant to our directors’ deferred compensation plans. Each unit is the economic equivalent of one common share, but does not confer current dispositive or voting control of any common shares.

(14)	Includes 15,000 common shares subject to options currently exercisable or exercisable within 60 days.

(15)	Includes 10,000 common shares subject to options currently exercisable or exercisable within 60 days.

(16)	Includes 6,515 common shares owned by a partnership in which Mr. Gidel and his wife each have a one-half interest.

(17)	Includes 77,589 common shares as to which Mr. Macnab shares voting and dispositive power with his wife. This number includes 71,336 common shares pledged as security.

(18)	Includes 3,209 common shares held in an individual retirement account.

(19)	Includes 6,000 common shares subject to options currently exercisable or exercisable within 60 days.

(20)	Includes 139,581 common shares subject to options currently exercisable or exercisable within 60 days owned by executive officers not named in the table and 27,590 common shares pledged as security by executive officers not named in the table, in addition to the information set forth in the footnotes above regarding each individual director’s and executive officer’s holdings. Does not include 7,761 stock units credited to the accounts of other executive officers not named in the table.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Executive Change in Control Agreements

If the Otto Family becomes the beneficial owner (for purposes of Section 13(d) under the Exchange Act) of 20% or more of our outstanding common shares, a “change in control” would be deemed to have occurred under change in control agreements that we have entered into with our officers, including all of our executive officers. Under the change in control agreements, certain benefits are payable by us if a second “triggering event” occurs within two years (or three years for Mr. Wolstein) after a change in control has occurred. Payments are due only if, within the applicable period following the change in control, the officer is terminated by us other than for cause or terminates his or her employment with us following actions by us that materially and adversely impact the officer’s position with us or his or her compensation. One of the conditions precedent to the completion of the Otto transaction is that each of these officers agrees that the Otto transaction will not be treated as a change in control for purposes of his or her change in control agreement. The change in control agreement that we have entered into with our former President and Chief Operating Officer does not contain a second “triggering event,” and he will not be required to waive the change in control, which will result in his receipt of payouts and benefits under his change in control agreement as a result of the Otto transaction.

Equity Deferred Compensation Plans

The Otto Family’s acquisition of beneficial ownership of 20% or more of our outstanding common shares pursuant to the Otto transaction would also be deemed to cause a “change in control” under our equity deferred compensation plans in which some of our executive officers and directors participate. Under both our Equity Deferred Compensation Plan (Effective January 1, 2003), which we refer to as the original equity deferred compensation plan, and our 2005 Equity Deferred Compensation Plan (January 1, 2009 Restatement), which we refer to as the new equity deferred compensation plan, in the event of a change in control, all unvested deferred stock units held for each participant would become vested and no longer subject to forfeiture upon a termination of employment. Vested deferred stock units under the original equity deferred compensation plan would be distributed to participants on a one-for-one basis in the form of our common shares at the time of the Otto transaction. Vested deferred stock units under the new equity deferred compensation plan would not be distributed to participants until the end of the deferral period selected by each participant. Those deferral periods would not end as a result of the Otto transaction as it is described in this proxy statement.

Except as otherwise noted, the following table lists, with respect to our directors and executive officers since January 1, 2008, the number of vested and unvested deferred stock units credited to their accounts as of February 25, 2009 under the equity deferred compensation plans:

	Original Equity Deferred		New Equity Deferred
	Compensation Plan		Compensation Plan
		Number of			Number of
	Number of	Unvested	Number of		Unvested
Executive Officer or	Vested Deferred	Deferred Stock	Vested Deferred		Deferred Stock
Director	Stock Units	Units	Stock Units		Units

Dean S. Adler	0	0	1,029		0
Terrance R. Ahern	333	0	1,029		0
Joan U. Allgood	4,725	0	0		0
Richard E. Brown	2,437	0	870		231
Timothy J. Bruce	907	0	2,311		3,309
Paul W. Freddo	0	0	0		0
Robert H. Gidel	0	0	0		0
Daniel B. Hurwitz	11,287	0	155,588		16,377
John S. Kokinchak	0	0	2,369		2,079
Victor B. MacFarlane	0	0	1,029		0
Craig Macnab	0	0	694		0
David J. Oakes	0	0	25,749		85,806
Scott D. Roulston	0	0	0		0
William H. Schafer	0	0	0		0
Barry A. Sholem	0	0	0		0
William B. Summers, Jr.	0	0	0		0
Christa A. Vesy	0	0	0		0
Robin R. Walker-Gibbons	382	0	6,005		2,111
Scott A. Wolstein	0	0	0	(1)	176,963

(1)	Excludes 24,822 vested deferred stock units that will be distributed to Mr. Wolstein on or about March 16, 2009.

Equity-Based Award Plans

Shareholder approval of the Otto transaction would be deemed a “potential change in control” under our Equity-Based Award Plan, Amended and Restated 1998 Equity-Based Award Plan, 2002 Equity-Based Award Plan, 2004 Equity-Based Award Plan and 2008 Equity-Based Award Plan, which we refer to as the equity award plans, and the related equity award agreements. Our employees, including all of our executive officers, participate in the equity award plans. If our shareholders approve the Otto transaction, and if the Otto Family becomes the beneficial owner (for purposes of Section 13(d) under the Exchange Act) of 20% or more of our outstanding common shares, a “change in control” also would be deemed to have occurred under the equity award plans when the Otto Family achieves 20% or greater ownership.

Currently, we have stock options, restricted shares and outperformance awards outstanding under the equity award plans (the performance share awards that we have previously granted have been earned by our executive officers and the awards have been converted into restricted shares). The potential change in control that would occur under the terms of the equity award plans upon shareholder approval of the Otto transaction would result in all outstanding unvested stock options becoming fully exercisable, all restrictions on unvested restricted shares lapsing, and all outperformance awards becoming vested (which means that each outperformance award holder’s right to receive a payment if applicable performance criteria are met would no longer be subject to forfeiture upon a termination of the holder’s employment). Outperformance awards would not be earned or settled, however, as a result of shareholder approval of the Otto transaction. Whether outperformance awards are earned will depend on our performance against the targets established under the outperformance awards for the performance period (which generally ends on December 31, 2009).

The following table lists, with respect to our executive officers since January 1, 2008, the number of (1) shares subject to unvested stock options, along with the weighted average exercise price of such stock options and (2) unvested restricted shares as of February 25, 2009. None of our directors have either unvested stock options or restricted shares:

		Weighted Average
	Number of Shares	Exercise Price of
	Subject to Unvested	Unvested Stock	Number of Unvested
Executive Officer	Stock Options	Options	Restricted Shares

Joan U. Allgood	51,072	$13.71	14,198
Richard E. Brown	43,280	$10.52	11,462
Timothy J. Bruce	53,931	$12.47	11,520
Paul W. Freddo	37,048	$22.74	14,536
Daniel B. Hurwitz	66,793	$41.00	83,667
John S. Kokinchak	52,014	$10.90	11,820
David J. Oakes	338,249	$20.40	0
William H. Schafer	50,684	$13.32	13,992
Christa A. Vesy	25,608	$19.94	5,377
Robin R. Walker-Gibbons	59,850	$10.90	14,026
Scott A. Wolstein	127,073	$42.09	0

The equity award plans also provide that, in connection with a potential change in control or change in control, all outstanding and vested equity awards must be cashed out unless the Executive Compensation Committee of the Board of Directors determines otherwise after the award grants but prior to the potential change in control or change in control, as applicable. It is anticipated that the Executive Compensation Committee will determine that all outstanding and vested equity awards that could otherwise be cashed out upon a potential change in control or change in control will not be cashed out as a result of either the Otto transaction or shareholder approval of the Otto transaction.

If our shareholders approve the Otto transaction and the unvested equity awards listed in the table above vest, a change in control triggered by the Otto transaction is currently expected to have no further effect on such equity awards. If we issue any additional stock options, restricted shares or outperformance awards between the time of any shareholder approval of the Otto transaction and the time at which the Otto Family first acquires beneficial ownership of 20% or more of our outstanding common shares, then a change in control under the equity award plans that is triggered by the Otto Family’s acquisition of beneficial ownership as described in this proxy statement would also result in such additional unvested stock options becoming fully exercisable, all restrictions on such additional unvested restricted shares lapsing, and such additional outperformance awards becoming vested (as described above) as of the date of the change in control. Outperformance awards would not be earned or settled, however, as a result of the change in control.

In connection with the early vesting of the equity awards described above, we could record an accelerated non-cash charge in accordance with SFAS 123(R) of approximately $15 million related to those equity awards, of which approximately $10 million would have been expensed in periods following 2009.

Investor Equity Ownership

As of March 9, 2009, the Investor beneficially owned (for purposes of Section 13(d) under the Exchange Act) 6,171,061, or approximately 4.8%, of our outstanding common shares. Upon receipt of shareholder approval and as a result of the completion of the Otto transaction, the Investor’s beneficial ownership of our common shares will increase substantially. The Investor has indicated that he will vote all of the common shares beneficially owned by it in favor of the proposals to be presented at the Special Meeting. The Investor also has entered into cash-settled total return swaps relating to our common shares. These swap agreements have the effect of increasing or decreasing the Investor’s economic exposure to our common shares. However, these swap agreements do not give the Investor any beneficial ownership over our common shares because they do not confer any voting or dispositive power with respect to our common shares.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Because of the timing of the Special Meeting, our 2009 annual meeting of shareholders was rescheduled to be held more than 30 days from the date of our 2008 annual meeting of shareholders. Our 2009 annual meeting of shareholders will be held on June 25, 2009. Accordingly, any shareholder proposals intended to be presented at our 2009 annual meeting of shareholders must be received by our Secretary at 3300 Enterprise Parkway, Beachwood, Ohio 44122, on or before March 20, 2009, for inclusion in our proxy statement and form of proxy relating to the 2009 annual meeting of shareholders. As to any proposal that a shareholder intends to present to shareholders other than by inclusion in our proxy statement for our 2009 annual meeting of shareholders, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless we receive notice of the matter to be proposed not later than March 27, 2009. Even if proper notice is received on or prior to March 27, 2009, the proxies named in our proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

The SEC allows us to “incorporate by reference” into this proxy statement the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this proxy statement. Any statement contained in a document which is incorporated by reference into this proxy statement is automatically updated and superseded if information contained in this proxy statement, or information that we later file with the SEC, modifies or replaces that information. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement. We incorporate by reference Items 7, 7A, 8 and 9 from our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and any other items in our reports expressly updating these items.

This proxy statement incorporates important business and financial information about us from other documents that are not included in or delivered with this document. To receive a free copy of any of the documents incorporated by reference into this proxy statement (other than exhibits, unless they are specifically incorporated by reference in any such documents), call or write Developers Diversified Realty Corporation, 3300 Enterprise Parkway, Beachwood, Ohio 44122, Attention: Francine Glandt, Vice President of Capital Markets, telephone number (216) 755-5500. We also maintain a website that contains additional information about us (http://www.ddr.com). Information on or accessible through our website is not part of, or incorporated by reference into, this proxy statement.

You should not assume that the information contained in this proxy statement and the documents incorporated into this proxy statement by reference is correct on any date after their respective dates, even though this proxy statement is delivered on a later date.

OTHER MATTERS

If the enclosed proxy card is properly submitted to us via mail, by telephone or over the Internet, the persons named in it will vote the shares represented by such proxy at the meeting. Where a choice has been specified in the proxy, the shares represented will be voted in accordance with such specification. If no specification is made, such shares will be voted for the proposals. If any other matters shall properly come before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. Management does not know of any other matters which will be presented for action at the meeting.

By order of the Board of Directors,

Joan U. Allgood
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SHAREHOLDER MEETING TO BE HELD ON APRIL 9, 2009

The Proxy Statement and Proxy Card are available free of charge at www.proxydocs.com/ddr.

Appendix A

Proposed First Amendment to the Second Amended and Restated Articles of Incorporation of
Developers Diversified Realty Corporation

Upon approval of Proposal 2, the Company’s Second Amended and Restated Articles of Incorporation will be amended as set forth below (strikethrough text indicates text to be deleted; underlined indicates text to be added):

The definitions included in subsection (a) from the Article thereof numbered “ARTICLE FOURTH,” Division B, Section 4, shall be amended as follows:

“Effective Date”
shall mean          , 2009.

“Exempt Holder”
shall mean, collectively, (i) Professor Werner Otto, his wife Maren Otto and/or all descendants of Professor Werner Otto (illegitimate descendants only if they have obtained the status of a legitimate descendant by legitimation or adoption by Professor Werner Otto or one of his legitimate descendants, or if they are children of a female legitimate descendant of Professor Werner Otto), (ii) any trust or any family foundation that has exclusively been established in favor of one or several of the individuals named under (i) above, and (iii) any partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company or other legal entity, in which the individuals or entities named under (i) and (ii) hold (either directly or indirectly) more than 50% of the voting rights or more than 50% of the equity capital of such any such partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company or other legal entity.

“Exempt Holder Limit”
shall initially mean 29.8% of the outstanding Common Shares of the Corporation, and after any adjustment pursuant to Section (4)(i)(i) of this Division B of this Article FOURTH, shall mean such percentage of the outstanding Common Shares as so adjusted.

~~“Existing Holder” shall mean (i) Bert L. Wolstein, (ii) Scott A. Wolstein, (iii) James A. Schoff, and (iv) any Person to whom an Existing Holder Transfers Beneficial Ownership of Common Shares causing such transferee to Beneficially Own Common Shares in excess of the Ownership Limit.~~

“Existing Holder”
shall mean, collectively, Iris Wolstein and/or all descendants of Iris Wolstein, including, without limitation, Scott A. Wolstein, (ii) any trust or any family foundation that has exclusively been established in favor of one or several of the individuals named under (i) above, and (iii) any partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company or other legal entity, in which the individuals or entities named under (i) and (ii) hold (either directly or indirectly) more than 50% of the voting rights as well as more than 50% of the equity capital of such any such partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company or other legal entity.

~~“Existing Holder Limit” (i) for any Existing Holder who is an Existing Holder by virtue of clause (i), (ii) or (iii) of the definition thereof, shall mean, initially, the percentage of the outstanding Common Shares Beneficially Owned by such Existing Holder upon the consummation of the Initial Public Offering, and after any adjustment pursuant to Section (4)(i) of this Division B of this Article FOURTH, shall mean such percentage of the outstanding Common Shares as so adjusted; and (ii) for any Existing Holder who becomes an Existing Holder by virtue of clause (iv) of the definition thereof, shall mean, initially, the percentage of the outstanding Common Shares Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, and after any adjustment pursuant to Section 4(i) of this Division B of this Article FOURTH, shall mean such percentage of the outstanding Common Shares as so adjusted. From and after the date of the Initial Public Offering, the secretary of the Corporation shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limits for each Existing Holder.~~

“Existing Holder Limit”
shall initially mean 5.1% of the outstanding Common Shares of the Corporation, and after any adjustment pursuant to Section 4(i)(ii) of this Division B of this Article FOURTH, shall mean such percentage of the outstanding Common Shares as so adjusted.

~~“Initial Public Offering” means the sale of Common Shares pursuant to the Corporation’s first effective registration statement for such Common Shares filed under the Securities Act of 1933, as amended.~~

“Non-U.S. Person”
shall mean a Person other than a U.S. Person.

“Ownership Limit” shall
initially
mean 5.0% of the outstanding Common Shares of the Corporation
, and after any adjustment pursuant to Section (4)(j) of this Division B of this Article FOURTH, shall mean such percentage of the outstanding Common Shares as so adjusted
.

“REIT” shall mean a ~~Real Estate Investment Trust under~~
real estate investment trust within the meaning of
 Section 856 of the Code.

“U.S. Person”
shall mean (i) a citizen or resident of the United States, (ii) a partnership created or organized in the United States or under the laws of the United States or any state therein (including the District of Columbia), (iii) a corporation created or organized in the United States or under the laws of the United States or any state therein (including the District of Columbia), and (iv) any estate or trust (other than a foreign estate or foreign trust, within the meaning of Section 7701(a)(31) of the Code).

Subsection (b) from the Article thereof numbered “ARTICLE FOURTH,” Division B, Section 4, shall be amended as follows:

(b) Restrictions on Transfers.

(i) Except as provided in Section 4(~~i~~
l
) of this Division B of this Article FOURTH, ~~from and after the date of the Initial Public Offering,~~
(A)
no Person (other than~~an~~
the Exempt Holder and the
Existing Holder) shall Beneficially Own Common Shares in excess of the Ownership Limit
, (B) the Exempt Holder shall not Beneficially Own Common Shares in excess of the Exempt Holder Limit and ~~no~~
(C) the
Existing Holder shall
not
Beneficially Own Common Shares in excess of the Existing Holder Limit~~for such Existing Holder.~~

(ii) Except as provided in Section 4(~~i~~
l
) of this Division B of this Article FOURTH, ~~from and after the date of the Initial Public Offering~~, any Transfer that, if effective, would result in any Person (other than ~~an~~
the Exempt Holder or the
Existing Holder) Beneficially Owning Common Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Common Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such Common Shares.

(iii)
Except as provided in Section 4(l) of this Division B of this Article FOURTH, any Transfer that, if effective, would result in the Exempt Holder Beneficially Owning Common Shares in excess of the Exempt Holder Limit shall be void ab initio as to the Transfer of such Common Shares which would be otherwise Beneficially Owned by the Exempt Holder in excess of the Exempt Holder Limit, and the Exempt Holder shall acquire no rights in such Common Shares.

(iv) ~~(iii)~~ Except as provided in Section 4(~~i~~
l
) of this Division B of this Article FOURTH, ~~from and after the date of the Initial Public Offering~~, any Transfer that, if effective, would result in ~~any~~
the
Existing Holder Beneficially Owning Common Shares in excess of the~~applicable~~ Existing Holder Limit shall be void ab initio as to the Transfer of such Common Shares which would be otherwise Beneficially Owned by ~~such~~
the
Existing Holder in excess of the~~applicable~~ Existing Holder Limit, and ~~such~~
the
Existing Holder shall acquire no rights in such Common Shares.

(v) ~~(iv)~~ Except as provided in Section 4(i
l
) of this Division B of this Article FOURTH, ~~from and after the date of the Initial Public Offering~~, any Transfer that, if effective, would result in any Person Constructively Owning Common Shares in excess of the Related Party Limit shall be void ab initio as to the Transfer of such Common Shares which would be otherwise Constructively Owned by such Person in excess of such amount, and the intended transferee shall acquire no rights in such Common Shares.

(vi) ~~(v)~~ Except as provided in Section 4(~~il~~) of this Division B of this Article FOURTH, ~~from and after the date of the Initial Public Offering~~, any Transfer that, if effective, would result in the Common Shares being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such Common Shares which would be otherwise beneficially owned by the transferee, and the intended transferee shall acquire no rights in such Common Shares.

(vii) ~~(vi) From and after the date of the Initial Public Offering, any~~
Any
 Transfer that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Common Shares which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such Common Shares.

(viii)
No Person shall acquire Beneficial Ownership of any Common Shares after the Effective Date if, as a result of such acquisition of Beneficial Ownership, the fair market value of the Common Shares owned directly and indirectly by Non-U.S. Persons for purposes of Section 897(h)(4)(B) of the Code would comprise 49% or more of the fair market value of the issued and outstanding Common Shares.

Subsection (f) from the Article thereof numbered “ARTICLE FOURTH,” Division B, Section 4, shall be amended as follows:

(f) Owners Required to Provide Information.  ~~From and after the date of the Initial Public Offering:~~

(i) ~~every~~
Every
 Beneficial Owner of more than 5.0% (or such other percentage, ~~between 0.5% and 5.0%, as~~ provided in the regulations promulgated pursuant to the Code) of the outstanding Common Shares of the Corporation shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of shares Beneficially Owned, and description of how such shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT.

(ii)
Each Person who is a Beneficial Owner or Constructive Owner of Common Shares and each Person (including the shareholder of record) who is holding Common Shares for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT.

(iii) ~~(ii) each~~
Each Person who is a Beneficial
~~Owner~~
or Constructive Owner of Common Shares and each Person (including the shareholder of record) who is holding Common Shares for a Beneficial
~~Owner~~
or Constructive Owner shall provide to the Corporation such information
~~that~~
as the Corporation may
~~request~~
require, in good faith, in order to determine the
~~Corporation~~’s
Trust’s status as a REIT or a “domestically controlled qualified investment entity” (within the meaning of Section 897(h)(4)(B) of the Code) and to comply with the requirements of any taxing authority or to determine such compliance.

Subsections (i), (j), (k) and (l) from the Article thereof numbered “ARTICLE FOURTH,” Division B, Section 4, shall be amended as follows:

~~(i) Modification of Existing Holder Limits.  Subject to the provisions of Section 4(k) of this Division B, the Existing Holder Limits may be modified as follows:~~

(i)
Modification of Exempt Holder Limit and Existing Holder Limit
.

(i)
Subject to the limitations provided in Section 4(k) of this Division B of this Article FOURTH, the Board of Directors may reduce the Exempt Holder Limit if: (A) based on the annual written notice delivered to the Corporation pursuant to Section 4(f)(i) of this Division B of this Article FOURTH, the Beneficial Ownership of the Exempt Holder is less than 17.5% of the outstanding Common Shares, then the Board of Directors may reduce the Exempt Holder Limit to 17.5%; (B) based on the annual written notice delivered to the Corporation pursuant to Section 4(f)(i) of this Division B of this Article FOURTH, the Beneficial Ownership of the Exempt Holder is 7.5% or less of the outstanding Common Shares, then the Board of Directors may reduce the Exempt Holder Limit to 7.5%; or (C) after the Exempt Holder Limit has been reduced to 7.5%, the Board of Directors may further reduce the Exempt Holder Limit to reflect the Beneficial Ownership of the Exempt Holder as set forth on the annual written notice delivered to the Corporation pursuant to Section 4(f)(i) of this Division B of this Article FOURTH.

(ii)
(i)
Subject to the limitations provided in Section 4(k), ~~any Existing Holder may Transfer Common Shares to a Person who is already an Existing Holder up to the number~~ of ~~Common Shares Beneficially Owned by such transferor Existing Holder in excess~~
this Division B
of
this Article FOURTH,
the ~~Ownership Limit. Any such Transfer will decrease the Existing Holder Limit for such transferor Existing Holder and~~
Board of Directors may
increase the Existing Holder Limit ~~for such transferee Existing Holder by the percentage of the outstanding Common Shares so Transferred. The transferor Existing Holder shall give~~
if
the Board of Directors ~~of~~
reduces
the ~~Corporation prior written notice~~
Exempt Holder Limit pursuant to Section 4(i)(i)
of ~~any such Transfer~~
this Division B of this Article FOURTH
.

~~(ii) Any grant of a stock option pursuant to a stock option plan approved by the shareholders of the Corporation shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 4(k) to permit the Beneficial Ownership of the Common Shares issuable upon the exercise of such stock option.~~

~~(iii) The Board of Directors may reduce the Existing Holder Limit for any Existing Holder, with the written consent of such Existing Holder, after any Transfer permitted in this Section 4 by such Existing Holder to a Person other than an Existing Holder or after the lapse (without exercise) of a stock option described in Section 4(i)(ii).~~

~~(iv) Any Common Shares issued to an Existing Holder pursuant to a dividend reinvestment plan adopted by the Corporation shall increase the Existing Holder Limit for the Existing Holder to the maximum extent possible under Section 4(k) to permit the Beneficial Ownership of such Common Shares.~~

(j) Modification of Ownership Limit.  Subject to the limitations provided in Section 4(k) of this Division B of this Article FOURTH
, the Board of Directors may from time to time increase the Ownership Limit.

(k) Limitations on Modifications.  Notwithstanding any other provision of this Division B of this Article FOURTH:

(i)
Neither the
 Ownership Limit nor ~~any~~
the
Existing Holder Limit may
be
 increased ~~(nor may any additional Existing Holder Limit be created)~~ if, after giving effect to such increase~~(or creation)~~, five Beneficial Owners of Common Shares (including ~~all of~~ the~~then~~
Exempt Holder and the
Existing ~~Holders~~
Holder
) could Beneficially Own, in the aggregate, more than ~~49.6~~
49.9
% of the outstanding Common Shares.

(ii) Prior to the modification of any
Exempt Holder Limit,
Existing Holder Limit or Ownership Limit pursuant to Section 4(i) or Section 4(j) of this Division B of this Article FOURTH, the Board of Directors of the Corporation may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.

~~(iii) No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.~~

(iii)
 ~~(iv)~~ The ~~Ownership~~
Exempt Holder
Limit ~~may~~
shall not
be~~increased~~
reduced
to a percentage which is ~~greater~~
less
than~~9.8%~~
the Ownership Limit
.

(iv)
 ~~(v)~~ The Related Party Limit may not be increased to a percentage which is greater than 9.8%.

(l) Exceptions.

(i) The Board of Directors, with a ruling from the Internal Revenue Service or an opinion of counsel, may exempt a Person from the Ownership ~~Limits~~
Limit, the Exempt Holder Limit
or the Existing Holder~~Limits~~
Limit
, as the case may be, if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership of such Common Shares will violate the Ownership Limit
, the Exempt Holder Limit
 or the ~~applicable~~ Existing Holder Limit, as the case may be, and agrees that any violation or attempted violation will result in such Common Shares in excess of ~~5.0% of~~ the ~~outstanding Common Shares being deemed to be Excess Shares and subject to repurchase by~~
Ownership Limit,
the ~~Corporation~~
Exempt Holder Limit or the Existing Holder Limit,
as applicable, being deemed to be Excess Shares and subject to repurchase by the Corporation as set forth in Section 4(d) of this Division B of this Article FOURTH.

(ii) The Board of Directors, with a ruling from the Internal Revenue Service or an opinion of counsel, may exempt a Person from the limitation on such Person Constructively Owning Common Shares in excess of the Related Party Limit if such Person does not own and represents that it will not own, directly or constructively (by virtue of the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code), more than a 9.9% interest (as set forth in Section 856(d)(2)(B) in a tenant of any real property owned or leased by the Corporation, and the Corporation obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and agrees that any violation or attempted violation will result in such Common Shares in excess of 9.8% being deemed to be Excess Shares and subject to repurchase by the Corporation as set forth in Section 4(d) of this Division B of this Article FOURTH.

(iii)
The Board of Directors may exempt the Exempt Holder, and any Person who would Constructively Own Common Shares Constructively Owned by the Exempt Holder, from the limitation on the Exempt Holder (or such other Person who would Constructively Own Common Shares Constructively Owned by the Exempt Holder) Constructively Owning Common Shares in excess of the Related Party Limit in its sole discretion based on the facts and circumstances existing at the time of such proposed exemption and the information provided by the Exempt Holder, including, without limitation, information regarding a tenant of any real property owned or leased by the Corporation, of which tenant the Exempt Holder (or such other Person who would Constructively Own Common Shares Constructively Owned by the Exempt Holder) owns, directly or constructively (by virtue of the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code), more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code). As a condition to the granting of any such exemption, the Corporation may require that the Exempt Holder provide representations and undertakings as are reasonably necessary to ascertain information regarding the ownership by the Exempt Holder (or such other Person who would Constructively Own Common Shares Constructively Owned by the Exempt Holder) of any interest in a tenant of any real property owned or leased by the Corporation and may impose conditions upon any such exemption as the Board of Directors deems necessary or advisable in order to determine or ensure the Corporation’s status as a REIT, including that any exemption may terminate upon any violation or attempted violation of any such representations, undertakings, conditions or other terms of any agreement between the Company and the Exempt Holder. If, upon any termination of an exemption granted under this Section 4(l)(iii) of this Division B of this Article FOURTH, the Exempt Holder (or such other Person who would Constructively Own Common Shares Constructively Owned by the Exempt Holder) would Constructively Own Common Shares in excess of the Related Party Limit, then the number of Common Shares actually owned by the Exempt Holder (and such other Person who would Constructively Own Common Shares Constructively Owned by the Exempt Holder) in excess of the Related Party Limit will be transferred to a Trust in accordance with Section 4(c) of this Division B of this Article FOURTH such that the Exempt Holder (and such other Person who would Constructively Own Common Shares Constructively Owned by the Exempt Holder) will not Constructively Own Common Shares in excess of the Related Party Limit.

(iv)

The Exempt Holder will not be deemed to have violated the Exempt Holder Limit if the Exempt Holder’s Beneficial Ownership in excess of the Exempt Holder Limit is solely the result of (A) a stock dividend, stock split or similar transaction effected by the Corporation in which all holders of Common Shares are treated equally or (B) a reduction in the number of Common Shares outstanding, unless and until, in case of either clause (A) or (B) above, such time as the Exempt Holder thereafter becomes the Beneficial Owner of any additional Common Shares (other than as a result of a stock dividend, stock split or similar transaction effected by the Corporation in which all holders of Common Shares are treated equally). In addition, the Board of Directors may exempt the Exempt Holder from the Exempt Holder Limit should it determine that the Beneficial Ownership of the Exempt Holder does not result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code; provided, however, that notwithstanding the foregoing, this paragraph (iv) shall not be interpreted as a waiver of, or exemption from, the restriction in Section 4(b)(vi).

Section 5 from the Article thereof numbered “ARTICLE FOURTH,” Division B, Section 4, shall be amended as follows:

Section 5. 5  Legend.  Each certificate for Common Shares shall bear the following legend:

“The Common Shares represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Subject to certain provisions of the Corporation’s Articles of Incorporation, no Person may Beneficially Own Common Shares in excess of 5.0% of the outstanding Common Shares of the Corporation (unless such Person is an ~~Existing~~
Exempt
Holder) ~~and no Person (other than~~
or
an Existing Holder ~~who Constructively Owns in excess of 9.8% of the Common Shares immediately following the consummation of the Initial Public Offering~~)
, no Person
 may Constructively Own Common Shares in excess of 9.8% of the outstanding Common Shares of the Corporation and no Person may acquire Beneficial Ownership of any Common Shares after the Effective Date if, as a result of such acquisition, the fair market value of the Shares owned directly and indirectly by Non-U.S. Persons would comprise more than 49% of the fair market value of the issued and outstanding Common Shares
. Any Person who attempts to Beneficially Own or Constructively Own Common Shares in excess of the above limitations must immediately notify the Corporation. All capitalized items in this legend have the meanings defined in the Corporation’s Articles of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. If the restrictions on transfer are violated, certain of the Common Shares represented may be subject to repurchase by the Corporation on the terms and conditions set forth in the Corporation’s Articles of Incorporation.”

Appendix B

Proposed Second Amendment to the Second Amended and Restated Articles of Incorporation
of Developers Diversified Realty Corporation

Upon approval of Proposal 3, the Company’s Second Amended and Restated Articles of Incorporation will be amended as set forth below (strikethrough text indicates text to be deleted; underlined indicates text to be added):

The definitions included in subsection (a) from the Article thereof numbered “ARTICLE FOURTH,” Division B, Section 4, shall be amended as follows:

“Beneficiary”
shall mean, with respect to any Trust, one or more organizations described in Section 501(c)(3) of the Code (contributions to which must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code which are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section 7(a) of this Division B of this Article FOURTH.

~~“Excess Shares” shall mean any Common Shares (i) acquired or proposed to be acquired by any Person (other than an Existing Holder) pursuant to a Transfer to the extent that, if effective, such Transfer would result in the transferee either (A) Beneficially Owning Common Shares in excess of the Ownership Limit or (B) Constructively Owning Common Shares in excess of the Related Party Limit, (ii) acquired or proposed to be acquired by an Existing Holder pursuant to a Transfer to the extent that, if effective, such Transfer would result in such Existing Holder Beneficially Owning Common Shares in excess of the Existing Holder Limit for such Existing Holder, or (iii) which are the subject of a Transfer that, if effective, which would result in (A) the Common Shares being owned by fewer than 100 Persons (determined without reference to any rules of attribution), or (B) the Corporation being “closely held” within the meaning of Section 856(h) of the Code.~~

“Non-Transfer Event”
shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own Common Shares in excess of the Ownership Limit (in the case of any Person other than the Exempt Holder) or the Exempt Holder Limit (in the case of the Exempt Holder), including, but not limited to, the acquisition, directly or indirectly, of any Person that Beneficially Owns or Constructively Owns Common Shares.

“Prohibited Owner”
shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Section 4(c) of this Division B of this Article FOURTH, would own record title to Common Shares.

“Trust”
shall mean any separate trust created pursuant to Section 4(c) of this Division B of this Article FOURTH and administered in accordance with the terms of Section 7 of this Division B of this Article FOURTH, for the exclusive benefit of any Beneficiary.

“Trustee”
shall mean any person or entity unaffiliated with both the Corporation and any Prohibited Owner, such Trustee to be designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

Subsections (c), (d) and (e) from the Article thereof numbered “ARTICLE FOURTH,” Division B, Section 4, shall be amended as follows:

(c)
Transfers in Trust.

(i)
If, notwithstanding the other provisions contained in this Division B of this Article FOURTH, there is a purported Transfer or Non-Transfer Event such that any Person would Beneficially Own Common Shares in excess of (A) the Ownership Limit (in the case of any Person other than the Exempt Holder or the Existing Holder), (B) the Exempt Holder Limit (in the case of the Exempt Holder), or (C) the Existing Holder Limit (in the case of the Existing Holder), then, (1) except as otherwise provided in Section 4(l) of this Division B of this Article FOURTH, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the Common Shares Beneficially Owned by such Beneficial Owner, shall cease to own any right or interest) in such number of Common Shares which would cause such Beneficial Owner to Beneficially Own Common Shares in excess of the Ownership Limit, the Exempt Holder Limit or the Existing Holder Limit, as the case may be, and (2) such number of Common Shares in excess of the Ownership Limit, the Exempt Holder Limit or the Existing Holder Limit (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with Section 7 of this Division B of this Article FOURTH, transferred automatically and by operation of law to a Trust. Such transfer to a Trust and the designation of the           shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be.

(ii)
If, notwithstanding the other provisions contained in this Division B of this Article FOURTH, there is a purported Transfer or Non-Transfer Event such that any Person would Constructively Own Common Shares in excess of the Related Party Limit, then, (A) except as otherwise provided in Section 4(l) of this Division B of this Article FOURTH, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the Common Shares Constructively Owned by such Constructive Owner, shall cease to own any right or interest) in such number of Common Shares which would cause such Constructive Owner to Constructively Own Common Shares in excess of the Related Party Limit, and (B) such number of Common Shares in excess of the Related Party Limit (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with Section 7 of this Division B of this Article FOURTH, transferred automatically and by operation of law to a Trust. Such transfer to a Trust and the designation of the shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be.

(iii)
If, notwithstanding the other provisions contained in this Article FOURTH, there is a purported Transfer or Non-Transfer Event that, if effective, would cause the Corporation to become “closely held” within the meaning of Section 856(h) of the Code, then (A) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the person holding record title of the Common Shares with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of Common Shares, the ownership of which by such purported transferee or record holder would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code, and (B) such number of Common Shares (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 7 of this Division B of this Article FOURTH, transferred automatically and by operation of law to a Trust. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

~~(d) Purchase Right in Excess Shares.  Beginning on the date of the occurrence of a Transfer which, if consummated, in the good faith judgment of the Board of Directors of the Corporation, could result in Excess Shares, such Excess Shares shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Shares (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of such Transfer and (ii) if the Corporation does not receive a notice of such Transfer pursuant to Section 4(e) of this Division B of this Article FOURTH, the date the Board of Directors determines in good faith that such Transfer has occurred. Prompt payment of the purchase price shall be made in such reasonable manner as may be determined by the Corporation. From and after the date fixed for purchase by the Corporation, and so long as payment of the purchase price for the Excess Shares to be so purchased shall have been made or duly provided for, the holder of any Excess Shares so called for purchase shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such Excess Shares, excepting only the right to payment of the purchase price fixed as aforesaid. Any dividend or distribution paid to a proposed transferee of Excess Shares prior to the discovery by the~~

~~Corporation that the Excess Shares have been transferred in violation of Section 4(b) of this Division B of this Article FOURTH shall be repaid to the Corporation upon demand. If the foregoing provisions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of such Excess Shares shall be deemed, at the option of the Corporation, to have acted as agent on behalf of the Corporation in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Corporation.~~

~~(d)~~
~~Remedies for Breach.~~
~~If the Board of Directors or its designees shall at any time determine in good faith that a Transfer has taken place in violation of Section 4(b) of this Division B of this Article FOURTH or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any Common Shares of the Corporation in violation of Section 4(b) of this Division B of this Article FOURTH, or that any such Transfer, intended or attempted acquisition or acquisition would jeopardize the status of the Corporation as a REIT under the Code, the Board of Directors or its designees shall take such actions as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer.~~

~~(e) Notice of Restricted Transfer.  Any Person who acquires or intends to acquire shares in violation of Section 4(b) of this Division B of this Article FOURTH~~
~~,~~
 ~~or any Person who is a transferee of Excess~~
owned Common
Shares
that were transferred to a Trust pursuant to the provisions of Section 4(c) of this Division B of this Article FOURTH, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer~~or~~
,
 intended Transfer
or Non-Transfer Event, as the case may be,
on the Corporation’s status as a REIT.

Subsection (l) from the Article thereof numbered “ARTICLE FOURTH,” Division B, Section 4, shall be amended as follows:

(l) Exceptions.

(i) The Board of Directors, with a ruling from the Internal Revenue Service or an opinion of counsel, may exempt a Person from the Ownership Limits or the Existing Holder Limits, as the case may be, if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership of such Common Shares will violate the Ownership Limit, or the applicable Existing Holder Limit, as the case may be, and agrees that any violation or attempted violation will result in such Common Shares in excess of 5.0% of the outstanding Common Shares being deemed to be Excess Shares and subject to repurchase by the Corporation as ~~set forth~~
applicable, being transferred to a Trust
in
accordance with
Section 4(~~d~~
c
) of this Division B of this Article FOURTH.

(ii) The Board of Directors, with a ruling from the Internal Revenue Service or an opinion of counsel, may exempt a Person from the limitation on such Person Constructively Owning Common Shares in excess of the Related Party Limit if such Person does not own and represents that it will not own, directly or constructively (by virtue of the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code), more than a 9.9% interest (as set forth in Section 856(d)(2)(B) in a tenant of any real property owned or leased by the Corporation, and the Corporation obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and agrees that any violation or attempted violation will result in such Common Shares in excess of 9.8% being~~deemed~~
transferred
to ~~be Excess Shares and subject to repurchase by the Corporation as set forth~~
a Trust
in
accordance with
Section 4(d
c
) of this Division B of this Article FOURTH.

Sections 5 and 7 from the Article thereof numbered “ARTICLE FOURTH,” Division B, Section 4, shall be amended as follows:

Section 5.  Legend.  Each certificate for Common Shares shall bear the following legend:

“The Common Shares represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Subject to certain provisions of the Corporation’s Articles of Incorporation, no Person may Beneficially Own Common Shares in excess of 5.0% of the outstanding Common Shares of the Corporation (unless such Person is an Existing
Holder) and no Person (other than an Existing Holder who Constructively Owns in excess of 9.8% of the Common Shares immediately following the consummation of the Initial Public Offering), may Constructively Own Common Shares in excess of 9.8% of the outstanding Common Shares of the Corporation. Any Person who attempts to Beneficially Own or Constructively Own Common Shares in excess of the above limitations must immediately notify the Corporation. All capitalized items in this legend have the meanings defined in the Corporation’s Articles of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. If the restrictions on transfer are violated, certain of the Common Shares represented ~~may~~
hereby will
be ~~subject to repurchase by the Corporation on the terms~~
transferred automatically
and ~~conditions set forth in the Corporation’s Articles~~
by operation
of ~~Incorporation~~
law to a Trust and shall be designated Shares-in Trust
.”

Section 7.
Shares-in-Trust
.

(a)

Trust
.  Any Common Shares transferred to a Trust and designated Shares-in-Trust pursuant to Section 4(c) of Division B of this Article FOURTH shall be held for the exclusive benefit of the Beneficiary. The Corporation shall name a beneficiary of each Trust within five (5) days after discovery of the existence of such Shares-in-Trust. Any transfer to a Trust, and subsequent designation of Common Shares as Shares-in-Trust, pursuant to Section 4(c) of Division B of this Article FOURTH shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Trust. Shares-in-Trust shall remain issued and outstanding Common Shares and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding Common Shares. When transferred to the Permitted Transferee in accordance with the provisions of Section 7(e) of Division B of this Article FOURTH, such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

(b)
Dividend Rights
.  The Trustee, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors of the Corporation on such Common Shares and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Shares-in-Trust shall repay to the Trustee the amount of any dividends or distributions received by it that (i) are attributable to any Common Shares designated as Shares-in-Trust and (ii) the record date of which was on or after the date that such Common Shares became Shares-in-Trust. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on Common Shares Beneficially Owned or Constructively Owned by the Person who, but for the provisions of Section 4(c) of Division B of this Article FOURTH, would Beneficially Own or Constructively Own the Shares-in-Trust; and, as soon as reasonably practicable following the Corporation’s receipt or withholding thereof, shall pay over to the Trustee for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

(c)
Rights Upon Liquidation
.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Shares-in-Trust shall be entitled to receive, ratably with each other holder of Common Shares, that portion of the assets of the Corporation which is available for distribution to the holders of Common Shares. The Trustee shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts pursuant to

this Section 7(c) of Division B of this Article FOURTH in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for Common Shares and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the Common Shares and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

(d)
Voting Rights
.  The Trustee shall be entitled to vote all Shares-in-Trust. Any vote by a Prohibited Owner as a holder of Common Shares prior to the discovery by the Corporation that the Common Shares are Shares-in-Trust shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Shares-in-Trust, and the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust of the Common Shares Section 4(c) of Division B of this Article FOURTH, an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

(e)
Designation of Permitted Transferee
.  The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust. As reasonably practicable as possible, in an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Trustee shall designate any Person as Permitted Transferee, provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Shares-in-Trust and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Trust and the redesignation of such Common Shares so acquired as Shares-in-Trust under Section 4(c) of Division B of this Article FOURTH. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this subparagraph, the Trustee of a Trust shall (i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee, (ii) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of Common Shares, and (iii) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making that payment to the Prohibited Owner pursuant to Section 7(f) of Division B of this Article FOURTH.

(f)
Compensation to Record Holder of Common Shares that Become Shares-In-Trust
.  Any Prohibited Owner shall be entitled (following discovery of the Shares-In-Trust and subsequent designation of the Permitted Transferee in accordance with Section 4(e) of Division B of this Article FOURTH) to receive from the Trustee the lesser of (i) in the case of (A) a purported Transfer in which the Prohibited Owner gave value for Common Shares and which Transfer resulted in the transfer of the Common Shares to the Trust, the price per share, if any, such Prohibited Owner paid for the Common Shares, or (b) a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such Common Shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of Common Shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (ii) the price per share received by the Trustee of the Trust from the sale or other disposition of such Shares-in-Trust in accordance with Section 7(e) of Division B of this Article FOURTH. Any amounts received by the Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid the Prohibited Owner pursuant to this Section 7(f) of Division B of this Article FOURTH shall be distributed to the Beneficiary in accordance with the provisions of Section 7(e) of Division B of this Article FOURTH. Each Beneficiary and Prohibited Owner waive any and all claims that they may have against the Trustee and the Corporation arising out of the disposition of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with Section 7 of Division B of this Article FOURTH by, such Trustee or the Corporation.

(g)
Purchase Right in Shares-in-Trust
.  Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Non-Transfer Event or purported Transfer which resulted in such Shares-in-Trust and (ii) the date the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section 4(e) of Division B of this Article FOURTH. Prompt payment of the purchase price shall be made in such reasonable manner as may be determined by the Corporation.

Exhibit C

Proposed Collective Amendments to the Second Amended and Restated Articles of Incorporation of Developers Diversified Realty Corporation

Upon approval of Proposal 2 and Proposal 3, the Company’s Second Amended and Restated Articles of Incorporation will be amended as set forth below (strikethrough text indicates text to be deleted; underlined indicates text to be added):

“ARTICLE FOURTH,” Division B, shall be amended as follows:

DIVISION B

Subject to the terms of the Cumulative Shares and the Noncumulative Preferred Shares, the Common Shares shall have the following express terms:

Section 1.  Dividend Rights.  The holders of Common Shares shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation which are by law available therefor, dividends or distributions payable in cash, in property or in securities of the Corporation.

Section 2.  Rights Upon Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Common Shares shall be entitled to receive, ratably with each other holder of Common Shares, that portion of the assets of the Corporation available for distribution to its shareholders as the number of Common Shares held by such holder bears to the total number of Common Shares then outstanding.

Section 3.  Voting Rights.  The holders of Common Shares shall be entitled to vote on all matters (for which holders of Common Shares shall be entitled to vote thereon) at all meetings of the shareholders of the Corporation, and shall be entitled to one vote for each Common Share entitled to vote at such meeting.

Section 4.  Restrictions on Transfer to Preserve Tax Benefit; Common Shares Subject to Redemption.

(a) Definitions.  For the purposes of this Section 4 of this Division B of this Article FOURTH, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Common Shares by a Person who would be treated as an owner of such Common Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Beneficiary”
shall mean, with respect to any Trust, one or more organizations described in Section 501(c)(3) of the Code (contributions to which must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code which are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section 7(a) of this Division B of this Article FOURTH.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Constructive Ownership” shall mean ownership of Common Shares by a Person who would be treated as an owner of such Common Shares either directly or Constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Effective Date”
shall mean          , 2009.

~~“Excess Shares” shall mean any Common Shares (i) acquired or proposed to be acquired by any Person (other than an Existing Holder) pursuant to a Transfer to the extent that, if effective, such Transfer would result in the transferee either (A) Beneficially Owning Common Shares in excess of the Ownership Limit or (B) Constructively Owning Common Shares in excess of the Related Party Limit, (ii) acquired~~

~~or proposed to be acquired by an Existing Holder pursuant to a Transfer to the extent that, if effective, such Transfer would result in such Existing Holder Beneficially Owning Common Shares in excess of the Existing Holder Limit for such Existing Holder, or (iii) which are the subject of a Transfer that, if effective, which would result in (A) the Common Shares being owned by fewer than 100 Persons (determined without reference to any rules of attribution), or (B) the Corporation being “closely held” within the meaning of Section 856(h) of the Code.~~

~~“Exempt Holder”~~

 ~~shall mean, collectively, (i) Professor Werner Otto, his wife Maren Otto and/or all descendants of Professor Werner Otto (illegitimate descendants only if they have obtained the status of a legitimate descendant by legitimation or adoption by Professor Werner Otto or one of his legitimate descendants, or if they are children of a female legitimate descendant of Professor Werner Otto), (ii) any trust or any family foundation that has exclusively been established in favor of one or several of the individuals named under (i) above, and (iii) any partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company or other legal entity, in which the individuals or entities named under (i) and (ii) hold (either directly or indirectly) more than 50% of the voting rights or more than 50% of the equity capital of such any such partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company or other legal entity.~~

~~“Exempt Holder Limit”~~

 ~~shall initially mean 29.8% of the outstanding Common Shares of the Corporation, and after any adjustment pursuant to Section (4)(i)(i) of this Division B of this Article FOURTH, shall mean such percentage of the outstanding Common Shares as so adjusted.~~

~~“Existing Holder” shall mean (i) Bert L. Wolstein, (ii) Scott A. Wolstein, (iii) James A. Schoff, and (iv) any Person to whom an Existing Holder Transfers Beneficial Ownership of Common Shares causing such transferee to Beneficially Own Common Shares in excess of the Ownership Limit.~~

“Existing Holder”
shall mean, collectively, Iris Wolstein and/or all descendants of Iris Wolstein, including, without limitation, Scott A. Wolstein, (ii) any trust or any family foundation that has exclusively been established in favor of one or several of the individuals named under (i) above, and (iii) any partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company or other legal entity, in which the individuals or entities named under (i) and (ii) hold (either directly or indirectly) more than 50% of the voting rights as well as more than 50% of the equity capital of such any such partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company or other legal entity.

~~“Existing Holder Limit” (i) for any Existing Holder who is an Existing Holder by virtue of clause (i), (ii) or (iii) of the definition thereof, shall mean, initially, the percentage of the outstanding Common Shares Beneficially Owned by such Existing Holder upon the consummation of the Initial Public Offering, and after any adjustment pursuant to Section (4)(i) of this Division B of this Article FOURTH, shall mean such percentage of the outstanding Common Shares as so adjusted; and (ii) for any Existing Holder who becomes an Existing Holder by virtue of clause (iv) of the definition thereof, shall mean, initially, the percentage of the outstanding Common Shares Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, and after any adjustment pursuant to Section 4(i) of this Division B of this Article FOURTH, shall mean such percentage of the outstanding Common Shares as so adjusted. From and after the date of the Initial Public Offering, the secretary of the Corporation shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limits for each Existing Holder.~~

“Existing Holder Limit”
shall initially mean 5.1% of the outstanding Common Shares of the Corporation, and after any adjustment pursuant to Section 4(i)(ii) of this Division B of this Article FOURTH, shall mean such percentage of the outstanding Common Shares as so adjusted.

~~“Initial Public Offering” means the sale of Common Shares pursuant to the Corporation’s first effective registration statement for such Common Shares filed under the Securities Act of 1933, as amended.~~

“Market Price” shall mean the last reported sales price of Common Shares reported on the New York Stock Exchange on the trading day immediately preceding the relevant date or, if the Common Shares are not then traded on the New York Stock Exchange, the last reported sales price of the Common Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Shares may be traded, or if the Common Shares are not then traded over any exchange or quotation system, then the market price of the Common Shares on the relevant date as determined in good faith by the Board of Directors of the Corporation.

“Non-Transfer Event”
shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own Common Shares in excess of the Ownership Limit (in the case of any Person other than the Exempt Holder) or the Exempt Holder Limit (in the case of the Exempt Holder), including, but not limited to, the acquisition, directly or indirectly, of any Person that Beneficially Owns or Constructively Owns Common Shares.

“Non-U.S. Person”
shall mean a Person other than a U.S. Person.

“Ownership Limit” shall
initially
mean 5.0% of the outstanding Common Shares of the Corporation
, and after any adjustment pursuant to Section (4)(j) of this Division B of this Article FOURTH, shall mean such percentage of the outstanding Common Shares as so adjusted
.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, an association, a private foundation within the meaning of Section 509(a) of the Code, a joint stock company, other entity or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; provided, however, that a “Person” does not mean an underwriter which participates in a public offering of the Common Shares, for a period of 35 days following the purchase by such underwriter of the Common Shares.

“Prohibited Owner”
shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Section 4(c) of this Division B of this Article FOURTH, would own record title to Common Shares.

“REIT” shall mean a ~~Real Estate Investment Trust under~~
real estate investment trust within the meaning of
Section 856 of the Code.

“Related Party Limit” shall mean 9.8% of the outstanding Common Shares of the Corporation.

“Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of Common Shares (including, without limitation, (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Common Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Common Shares), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

“Trust”
shall mean any separate trust created pursuant to Section 4(c) of this Division B of this Article FOURTH and administered in accordance with the terms of Section 7 of this Division B of this Article FOURTH, for the exclusive benefit of any Beneficiary.

“Trustee”
shall mean any person or entity unaffiliated with both the Corporation and any Prohibited Owner, such Trustee to be designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

“U.S. Person”
shall mean (i) a citizen or resident of the United States, (ii) a partnership created or organized in the United States or under the laws of the United States or any state therein (including the District of Columbia), (iii) a corporation created or organized in the United States or under the laws of the United States or any state therein (including the District of Columbia), and (iv) any estate or trust (other than a foreign estate or foreign trust, within the meaning of Section 7701(a)(31) of the Code).

(b) Restrictions on Transfers.

(i) Except as provided in Section 4(i
l
) of this Division B of this Article FOURTH, from and after the date of the Initial Public Offering,
(A)
no Person (other than~~an~~
the Exempt Holder and the
Existing Holder) shall Beneficially Own Common Shares in excess of the Ownership Limit
, (B) the Exempt Holder shall not Beneficially Own Common Shares in excess of the Exempt Holder Limit and ~~no~~
(C) the
Existing Holder shall
not
Beneficially Own Common Shares in excess of the Existing Holder Limit~~for such Existing Holder~~.

(ii) Except as provided in Section 4(i
l
) of this Division B of this Article FOURTH~~, from and after the date of the Initial Public Offering,~~ any Transfer that, if effective, would result in any Person (other than ~~an~~
the Exempt Holder or the
Existing Holder) Beneficially Owning Common Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Common Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such Common Shares.

(iii)
Except as provided in Section 4(l) of this Division B of this Article FOURTH, any Transfer that, if effective, would result in the Exempt Holder Beneficially Owning Common Shares in excess of the Exempt Holder Limit shall be void ab initio as to the Transfer of such Common Shares which would be otherwise Beneficially Owned by the Exempt Holder in excess of the Exempt Holder Limit, and the Exempt Holder shall acquire no rights in such Common Shares.

(iv) ~~(iii)~~ Except as provided in Section 4(~~i~~
l
) of this Division B of this Article FOURTH~~, from and after the date of the Initial Public Offering~~, any Transfer that, if effective, would result in ~~any~~
the
Existing Holder Beneficially Owning Common Shares in excess of the~~applicable~~ Existing Holder Limit shall be void ab initio as to the Transfer of such Common Shares which would be otherwise Beneficially Owned by ~~such~~
the
Existing Holder in excess of the ~~applicable~~Existing Holder Limit, and ~~such~~
the
Existing Holder shall acquire no rights in such Common Shares.

(v) ~~(iv)~~ Except as provided in Section 4(~~i~~
l
) of this Division B of this Article FOURTH~~, from and after the date of the Initial Public Offering~~, any Transfer that, if effective, would result in any Person Constructively Owning Common Shares in excess of the Related Party Limit shall be void ab initio as to the Transfer of such Common Shares which would be otherwise Constructively Owned by such Person in excess of such amount, and the intended transferee shall acquire no rights in such Common Shares.

(vi) ~~(v)~~ Except as provided in Section 4(i
l
) of this Division B of this Article FOURTH~~, from and after the date of the Initial Public Offering,~~ anyTransfer that, if effective, would result in the Common Shares being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such Common Shares which would be otherwise beneficially owned by the transferee, and the intended transferee shall acquire no rights in such Common Shares.

(vii) ~~(vi) From and after the date of the Initial Public Offering, any~~
Any
 Transfer that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Common Shares which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such Common Shares.

(viii)
No Person shall acquire Beneficial Ownership of any Common Shares after the Effective Date if, as a result of such acquisition of Beneficial Ownership, the fair market value of the Common Shares owned directly and indirectly by Non-U.S. Persons for purposes of Section 897(h)(4)(B) of the Code would comprise 49% or more of the fair market value of the issued and outstanding Common Shares.

(c)
Transfers in Trust.

(i)
If, notwithstanding the other provisions contained in this Division B of this Article FOURTH, there is a purported Transfer or Non-Transfer Event such that any Person would Beneficially Own Common Shares in excess of (A) the Ownership Limit (in the case of any Person other than the Exempt Holder or the Existing Holder), (B) the Exempt Holder Limit (in the case of the Exempt Holder), or (C) the Existing Holder Limit (in the case of the Existing Holder), then, (1) except as otherwise provided in Section 4(l) of this Division B of this Article FOURTH, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the Common Shares Beneficially Owned by such Beneficial Owner, shall cease to own any right or interest) in such number of Common Shares which would cause such Beneficial Owner to Beneficially Own Common Shares in excess of the Ownership Limit, the Exempt Holder Limit or the Existing Holder Limit, as

the case may be, and (2) such number of Common Shares in excess of the Ownership Limit, the Exempt Holder Limit or the Existing Holder Limit (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with Section 7 of this Division B of this Article FOURTH, transferred automatically and by operation of law to a Trust. Such transfer to a Trust and the designation of the shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be.

(ii)
If, notwithstanding the other provisions contained in this Division B of this Article FOURTH, there is a purported Transfer or Non-Transfer Event such that any Person would Constructively Own Common Shares in excess of the Related Party Limit, then, (A) except as otherwise provided in Section 4(l) of this Division B of this Article FOURTH, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the Common Shares Constructively Owned by such Constructive Owner, shall cease to own any right or interest) in such number of Common Shares which would cause such Constructive Owner to Constructively Own Common Shares in excess of the Related Party Limit, and (B) such number of Common Shares in excess of the Related Party Limit (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with Section 7 of this Division B of this Article FOURTH, transferred automatically and by operation of law to a Trust. Such transfer to a Trust and the designation of the shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be.

(iii)
If, notwithstanding the other provisions contained in this Article FOURTH, there is a purported Transfer or Non-Transfer Event that, if effective, would cause the Corporation to become “closely held” within the meaning of Section 856(h) of the Code, then (A) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the person holding record title of the Common Shares with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of Common Shares, the ownership of which by such purported transferee or record holder would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code, and (B) such number of Common Shares (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 7 of this Division B of this Article FOURTH, transferred automatically and by operation of law to a Trust. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

(d) ~~(c)~~ Remedies for Breach.  If the Board of Directors or its designees shall at any time determine in good faith that a Transfer has taken place in violation of Section 4(b) of this Division B of this Article FOURTH or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any Common Shares of the Corporation in violation of Section 4(b) of this Division B of this Article FOURTH, or that any such Transfer, intended or attempted acquisition or acquisition would jeopardize the status of the Corporation as a REIT under the Code, the Board of Directors or its designees shall take such actions as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer ~~and, in addition, exercising its rights under Section 4(d) of this Division B of this Article FOURTH.~~

~~(d) Purchase Right in Excess Shares.  Beginning on the date of the occurrence of a Transfer which, if consummated, in the good faith judgment of the Board of Directors of the Corporation, could result in Excess Shares, such Excess Shares shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Shares (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the~~

~~right to accept such offer for a period of ninety days after the later of (i) the date of such Transfer and (ii) if the Corporation does not receive a notice of such Transfer pursuant to Section 4(e) of this Division B of this Article FOURTH, the date the Board of Directors determines in good faith that such Transfer has occurred. Prompt payment of the purchase price shall be made in such reasonable manner as may be determined by the Corporation. From and after the date fixed for purchase by the Corporation, and so long as payment of the purchase price for the Excess Shares to be so purchased shall have been made or duly provided for, the holder of any Excess Shares so called for purchase shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such Excess Shares, excepting only the right to payment of the purchase price fixed as aforesaid. Any dividend or distribution paid to a proposed transferee of Excess Shares prior to the discovery by the Corporation that the Excess Shares have been transferred in violation of Section 4(b) of this Division B of this Article FOURTH shall be repaid to the Corporation upon demand. If the foregoing provisions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of such Excess Shares shall be deemed, at the option of the Corporation, to have acted as agent on behalf of the Corporation in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Corporation.~~

~~(e) Notice of Restricted Transfer.  Any Person who acquires or intends to acquire shares in violation of Section 4(b) of this Division B of this Article FOURTH~~
~~,~~
 ~~or any Person who is a transferee of Excess~~
owned Common
Shares
that were transferred to a Trust pursuant to the provisions of Section 4(c) of this Division B of this Article FOURTH, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer~~or~~
,
 intended Transfer
or Non-Transfer Event, as the case may be,
on the Corporation’s status as a REIT.

(f) Owners Required to Provide Information.  ~~From and after the date of the Initial Public Offering:~~

(i) ~~every~~
Every
 Beneficial Owner of more than 5.0% (or such other percentage~~, between 0.5% and 5.0%, as~~provided in the regulations promulgated pursuant to the Code) of the outstanding Common Shares of the Corporation shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of shares Beneficially Owned, and description of how such shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT.

(ii) Each Person who is a Beneficial Owner or Constructive Owner of Common Shares and each Person (including the shareholder of record) who is holding Common Shares for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT.

(iii) ~~(ii) each~~
Each Person who is a Beneficial
~~Owner~~
or Constructive Owner of Common Shares and each Person (including the shareholder of record) who is holding Common Shares for a Beneficial
~~Owner~~
or Constructive Owner shall provide to the Corporation such information
~~that~~
as the Corporation may
~~request~~
require, in good faith, in order to determine the
~~Corporation’s~~
Trust’s status as a REIT or a “domestically controlled qualified investment entity” (within the meaning of Section 897(h)(4)(B) of the Code) and to comply with the requirements of any taxing authority or to determine such compliance.

(g) Remedies Not Limited.  Nothing contained in this Division B of this Article FOURTH shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders by preservation of the Corporation’s status as a REIT.

(h) Ambiguity.  In the case of an ambiguity in the application of any of the provisions of Section 4 of this Division B of this Article FOURTH, including any definition contained in Section 4(a), the Board of

Directors shall have the power to determine the application of the provisions of this Section 4 with respect to any situation based on the facts known to it.

~~(i) Modification of Existing Holder Limits.  Subject to the provisions of Section 4(k) of this Division B, the Existing Holder Limits may be modified as follows:~~

(i) Modification of Exempt Holder Limit and Existing Holder Limit.

(i) Subject to the
limitations provided in
 Section 4(k) of this Division B of this Article FOURTH, the Board of Directors may reduce the Exempt Holder Limit if: (A) based on the annual written notice delivered to the Corporation pursuant to Section 4(f)(i) of this Division B of this Article FOURTH, the Beneficial Ownership of the Exempt Holder is less than 17.5% of the outstanding Common Shares, then the Board of Directors may reduce the Exempt Holder Limit to 17.5%; (B) based on the annual written notice delivered to the Corporation pursuant to Section 4(f)(i) of this Division B of this Article FOURTH, the Beneficial Ownership of the Exempt Holder is 7.5% or less of the outstanding Common Shares, then the Board of Directors may reduce the Exempt Holder Limit to 7.5%; or (C) after the Exempt Holder Limit has been reduced to 7.5%, the Board of Directors may further reduce the Exempt Holder Limit to reflect the Beneficial Ownership of the Exempt Holder as set forth on the annual written notice delivered to the Corporation pursuant to Section 4(f)(i) of this Division B of this Article FOURTH.

(ii) Subject to the limitations provided in Section 4(k)~~, any Existing Holder may Transfer Common Shares to a Person who is already an Existing Holder up to the number~~ of ~~Common Shares Beneficially Owned by such transferor Existing Holder in excess~~
this Division B
of
this Article FOURTH,
the ~~Ownership Limit. Any such Transfer will decrease the Existing Holder Limit for such transferor Existing Holder and~~
Board of Directors may
increase the Existing Holder Limit ~~for such transferee Existing Holder by the percentage of the outstanding Common Shares so Transferred. The transferor Existing Holder shall give~~
if
the Board of Directors ~~of~~
reduces
the ~~Corporation prior written notice~~
Exempt Holder Limit pursuant to Section 4(i)(i)
of ~~any such Transfer~~
this Division B of this Article FOURTH
.
~~Any grant of a stock option pursuant to a stock option plan approved by the shareholders of the Corporation shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 4(k) to permit the Beneficial Ownership of the Common Shares issuable upon the exercise of such stock option.~~

~~(iii) The Board of Directors may reduce the Existing Holder Limit for any Existing Holder, with the written consent of such Existing Holder, after any Transfer permitted in this Section 4 by such Existing Holder to a Person other than an Existing Holder or after the lapse (without exercise) of a stock option described in Section 4(i)(ii).~~

~~(iv) Any Common Shares issued to an Existing Holder pursuant to a dividend reinvestment plan adopted by the Corporation shall increase the Existing Holder Limit for the Existing Holder to the maximum extent possible under Section 4(k) to permit the Beneficial Ownership of such Common Shares.~~

(j) Modification of Ownership Limit.  Subject to the limitations provided in Section 4(k) of this Division B of this Article FOURTH
, the Board of Directors may from time to time increase the Ownership Limit.

(k) Limitations on Modifications.  Notwithstanding any other provision of this Division B of this Article FOURTH:

(i)
Neither the
 Ownership Limit nor ~~any~~
the
Existing Holder Limit may
be
 increased ~~(nor may any additional Existing Holder Limit be created)~~ if, after giving effect to such increase ~~(or creation)~~, five Beneficial Owners of Common Shares (including ~~all of~~ the~~then~~
Exempt Holder and the
Existing ~~Holders~~
Holder
) could Beneficially Own, in the aggregate, more than ~~49.6~~
49.9
% of the outstanding Common Shares.

(ii) Prior to the modification of any
Exempt Holder Limit,
Existing Holder Limit or Ownership Limit pursuant to Section 4(i) or Section 4(j) of this Division B of this Article FOURTH, the Board of Directors of the Corporation may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.

(iii) (iii) No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

(iv) (iv) The Ownership
Exempt Holder
Limit may
shall not
be increased
reduced
to a percentage which is greater
less
than 9.8%
the Ownership Limit
.

(v) ~~(v)~~ The Related Party Limit may not be increased to a percentage which is greater than 9.8%.

(l) Exceptions.

(i) The Board of Directors, with a ruling from the Internal Revenue Service or an opinion of counsel, may exempt a Person from the Ownership ~~Limits~~
Limit, the Exempt Holder Limit
or the Existing Holder~~Limits~~
Limit
, as the case may be, if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership of such Common Shares will violate the Ownership Limit
, the Exempt Holder Limit
 or the ~~applicable~~ Existing Holder Limit, as the case may be, and agrees that any violation or attempted violation will result in such Common Shares in excess of ~~5.0% of~~ the ~~outstanding Common Shares being deemed to be Excess Shares and subject to repurchase by~~
Ownership Limit,
the~~Corporation~~
Exempt Holder Limit or the Existing Holder Limit,
as ~~set forth~~
applicable, being transferred to a Trust
in
accordance with
Section 4(~~d~~
c
) of this Division B of this Article FOURTH.

(ii) The Board of Directors, with a ruling from the Internal Revenue Service or an opinion of counsel, may exempt a Person from the limitation on such Person Constructively Owning Common Shares in excess of the Related Party Limit if such Person does not own and represents that it will not own, directly or constructively (by virtue of the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code), more than a 9.9% interest (as set forth in Section 856(d)(2)(B) in a tenant of any real property owned or leased by the Corporation, and the Corporation obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and agrees that any violation or attempted violation will result in such Common Shares in excess of 9.8% being~~deemed~~
transferred
to ~~be Excess Shares and subject to repurchase by the Corporation as set forth~~
a Trust
in
accordance with
Section 4(d
c
) of this Division B of this Article FOURTH.

(iii) The Board of Directors may exempt the Exempt Holder, and any Person who would Constructively Own Common Shares Constructively Owned by the Exempt Holder, from the limitation on the Exempt Holder (or such other Person who would Constructively Own Common Shares Constructively Owned by the Exempt Holder) Constructively Owning Common Shares in excess of the Related Party Limit in its sole discretion based on the facts and circumstances existing at the time of such proposed exemption and the information provided by the Exempt Holder, including, without limitation, information regarding a tenant of any real property owned or leased by the Corporation, of which tenant the Exempt Holder (or such other Person who would Constructively Own Common Shares Constructively Owned by the Exempt Holder) owns, directly or constructively (by virtue of the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code), more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code). As a condition to the granting of any such exemption, the Corporation may require that the Exempt Holder provide representations and undertakings as are reasonably necessary to ascertain information regarding the ownership by the Exempt Holder (or such other Person who would Constructively Own Common Shares Constructively Owned by the Exempt Holder) of any interest in a tenant of any real property owned or leased by the Corporation and may impose conditions upon any such exemption as the Board of Directors deems necessary or advisable in order to determine or ensure the Corporation’s status as a REIT, including that any exemption may terminate upon any violation or attempted violation of any such representations, undertakings, conditions or other terms of any agreement between the Company and the Exempt Holder. If, upon any termination of an exemption granted under this Section 4(l)(iii) of this Division B of this Article FOURTH, the Exempt Holder (or such other Person who would Constructively Own Common Shares Constructively Owned by the Exempt Holder) would Constructively Own Common Shares in excess of the Related Party Limit, then the number of Common Shares actually owned by the Exempt Holder (and such other Person who would Constructively Own Common Shares Constructively Owned by the Exempt Holder) in excess of the Related Party Limit will be transferred to a Trust in accordance with Section 4(c) of this Division B of this Article FOURTH such that the Exempt

Holder (and such other Person who would Constructively Own Common Shares Constructively Owned by the Exempt Holder) will not Constructively Own Common Shares in excess of the Related Party Limit.

(iv)
The Exempt Holder will not be deemed to have violated the Exempt Holder Limit if the Exempt Holder’s Beneficial Ownership in excess of the Exempt Holder Limit is solely the result of (A)
a stock dividend, stock split or similar transaction effected by the Corporation in which all holders of Common Shares are treated equally or (B)
a reduction in the number of Common Shares outstanding, unless and until, in case of either clause (A) or (B) above, such time as the Exempt Holder thereafter becomes the Beneficial Owner of any additional Common Shares (other than as a result of a stock dividend, stock split or similar transaction effected by the Corporation in which all holders of Common Shares are treated equally).
In addition, the Board of Directors may exempt the Exempt Holder from the

Exempt Holder Limit should it determine that the Beneficial Ownership of the Exempt Holder does not result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code; provided, however, that notwithstanding the foregoing, this paragraph (iv) shall not be interpreted as a waiver of, or exemption from, the restriction in Section 4(b)(vi).

Section 5.  Legend.  Each certificate for Common Shares shall bear the following legend:

“The Common Shares represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Subject to certain provisions of the Corporation’s Articles of Incorporation, no Person may Beneficially Own Common Shares in excess of 5.0% of the outstanding Common Shares of the Corporation (unless such Person is an ~~Existing~~
Exempt
Holder~~) and no Person (other than~~
or
an Existing Holder ~~who Constructively Owns in excess of 9.8% of the Common Shares immediately following the consummation of the Initial Public Offering~~)
, no Person
 may Constructively Own Common Shares in excess of 9.8% of the outstanding Common Shares of the Corporation and no Person may acquire Beneficial Ownership of any Common Shares after the Effective Date if, as a result of such acquisition, the fair market value of the Shares owned directly and indirectly by Non-U.S. Persons would comprise more than 49% of the fair market value of the issued and outstanding Common Shares
. Any Person who attempts to Beneficially Own or Constructively Own Common Shares in excess of the above limitations must immediately notify the Corporation. All capitalized items in this legend have the meanings defined in the Corporation’s Articles of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. If the restrictions on transfer are violated, certain of the Common Shares represented~~may~~
hereby will
be ~~subject to repurchase by the Corporation on the terms~~
transferred automatically
and ~~conditions set forth in the Corporation’s Articles~~
by operation
of ~~Incorporation~~
law to a Trust and shall be designated Shares-in Trust
.”

Section 7.
Shares-in-Trust
.

(a)
Trust
.  Any Common Shares transferred to a Trust and designated Shares-in-Trust pursuant to Section 4(c) of Division B of this Article FOURTH shall be held for the exclusive benefit of the Beneficiary. The Corporation shall name a beneficiary of each Trust within five (5) days after discovery of the existence of such Shares-in-Trust. Any transfer to a Trust, and subsequent designation of Common Shares as Shares-in-Trust, pursuant to Section 4(c) of Division B of this Article FOURTH shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Trust. Shares-in-Trust shall remain issued and outstanding Common Shares and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding Common Shares. When transferred to the Permitted Transferee in accordance with the provisions of Section 7(e) of Division B of this Article FOURTH, such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

(b)
Dividend Rights
.  The Trustee, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be declared by the Board of

Directors of the Corporation on such Common Shares and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Shares-in-Trust shall repay to the Trustee the amount of any dividends or distributions received by it that (i) are attributable to any Common Shares designated as Shares-in-Trust and (ii) the record date of which was on or after the date that such Common Shares became Shares-in-Trust. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on Common Shares Beneficially Owned or Constructively Owned by the Person who, but for the provisions of Section 4(c) of Division B of this Article FOURTH, would Beneficially Own or Constructively Own the Shares-in-Trust; and, as soon as reasonably practicable following the Corporation’s receipt or withholding thereof, shall pay over to the Trustee for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

(c)
Rights Upon Liquidation
.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Shares-in-Trust shall be entitled to receive, ratably with each other holder of Common Shares, that portion of the assets of the Corporation which is available for distribution to the holders of Common Shares. The Trustee shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this Section 7(c) of Division B of this Article FOURTH in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for Common Shares and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the Common Shares and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

(d)
Voting Rights
.  The Trustee shall be entitled to vote all Shares-in-Trust. Any vote by a Prohibited Owner as a holder of Common Shares prior to the discovery by the Corporation that the Common Shares are Shares-in-Trust shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Shares-in-Trust, and the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust of the Common Shares Section 4(c) of Division B of this Article FOURTH, an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

(e)
Designation of Permitted Transferee
.  The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust. As reasonably practicable as possible, in an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Trustee shall designate any Person as Permitted Transferee, provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Shares-in-Trust and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Trust and the redesignation of such Common Shares so acquired as Shares-in-Trust under Section 4(c) of Division B of this Article FOURTH. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this subparagraph, the Trustee of a Trust shall (i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee, (ii) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of Common Shares, and (iii) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making that payment to the Prohibited Owner pursuant to Section 7(f) of Division B of this Article FOURTH.

(f)
Compensation to Record Holder of Common Shares that Become Shares-In-Trust
.  Any Prohibited Owner shall be entitled (following discovery of the Shares-In-Trust and subsequent designation of the Permitted Transferee in accordance with Section 4(e) of Division B of this Article FOURTH) to receive from the Trustee the lesser of (i) in the case of (A) a purported Transfer in which the Prohibited Owner gave value for Common Shares and which Transfer resulted in the transfer of the Common Shares to the Trust, the price per share, if any, such Prohibited Owner paid for the Common Shares, or (b) a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such Common Shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of Common Shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (ii) the price per share received by the Trustee of the Trust from the sale or other disposition of such Shares-in-Trust in accordance with Section 7(e) of Division B of this Article FOURTH. Any amounts received by the Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid the Prohibited Owner pursuant to this Section 7(f) of Division B of this Article FOURTH shall be distributed to the Beneficiary in accordance with the provisions of Section 7(e) of Division B of this Article FOURTH. Each Beneficiary and Prohibited Owner waive any and all claims that they may have against the Trustee and the Corporation arising out of the disposition of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with Section 7 of Division B of this Article FOURTH by, such Trustee or the Corporation.

(g)
Purchase Right in Shares-in-Trust
.  Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Non-Transfer Event or purported Transfer which resulted in such Shares-in-Trust and (ii) the date the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section 4(e) of Division B of this Article FOURTH. Prompt payment of the purchase price shall be made in such reasonable manner as may be determined by the Corporation.

This Page Intentionally Left Blank.

c/o National City Bank Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509

Vote by Telephone

Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

Vote by Internet

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535600, Pittsburgh, PA 15253.

Vote by Telephone
 Call Toll-Free using a
touch-tone telephone:
1-888-693-8683

Vote by Internet
 Access the Website and
cast your vote:
www.cesvote.com

Vote by Mail
 Return your proxy
in the postage-paid
envelope provided

Vote 24 hours a day, 7 days a week.
Your telephone or Internet vote must be received by 11:59 p.m., eastern time, on April 8, 2009 in order to be counted in the final tabulation.
If you vote by telephone or Internet, please do not send your proxy by mail.

     è
Proxy card must be signed and dated below.
 ê Please fold and detach card at perforation before mailing. ê

DEVELOPERS DIVERSIFIED REALTY CORPORATION
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Joan U. Allgood and William H. Schafer, and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote, as indicated herein, all of the common shares of Developers Diversified Realty Corporation held of record by the undersigned on March 6, 2009, at the Special Meeting of Shareholders to be held on April 9, 2009, or any adjournment thereof, with all of the powers the undersigned would possess if then and there personally present. Receipt of Notice of Special Meeting of Shareholders and the related Proxy Statement dated March 11, 2009, is hereby acknowledged.

Dated:	, 2009

Signature

Signature, if held jointly
Please date and sign exactly as your name appears hereon. If shares are held jointly, each shareholder should sign. Agents, executors, administrators, guardians, trustees, etc. should use their full title, and, if more than one, all should sign. If the shareholder is a corporation, please sign full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

(continued on reverse side)

Your vote is important
If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Corporate Election Services, P.O. Box 535600, Pittsburgh, PA 15253, so your shares may be represented at the Special Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.
Proxy card must be signed and dated on the reverse side.
ê Please fold and detach card at perforation before mailing. ê

DEVELOPERS DIVERSIFIED REALTY CORPORATION	PROXY
This proxy when properly executed will be voted as specified by the shareholder. If no specifications are made, the proxy will be voted FOR Proposals 1, 2, 3, 4 and 5.
1.	To approve, for purposes of Section 312.03 of the New York Stock Exchange Listed Company Manual, the issuance of common shares and warrants (and the common shares issuable upon exercise of the warrants) pursuant to the terms and conditions of the stock purchase agreement, dated as of February 23, 2009, between Mr. Alexander Otto and the Company.
                    ☐ FOR                    ☐ AGAINST                     ☐ ABSTAIN
2.	To approve amendments to the Company’s Second Amended and Restated Articles of Incorporation required as conditions precedent to the completion of the transaction contemplated by the stock purchase agreement, dated as of February 23, 2009, between Mr. Alexander Otto and the Company.
                    ☐ FOR                    ☐ AGAINST                     ☐ ABSTAIN
3.	To approve amendments to the Company’s Second Amended and Restated Articles of Incorporation to update the transfer restriction and excess share provisions.
                    ☐ FOR                    ☐ AGAINST                     ☐ ABSTAIN
4.	To approve an amendment to the Company’s Amended and Restated Code of Regulations to grant the Board of Directors the authority to fix the number of members on the Board of Directors.
                    ☐ FOR                    ☐ AGAINST                     ☐ ABSTAIN
5.	To approve adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting or any adjournment thereof to approve the proposals.
                    ☐ FOR                    ☐ AGAINST                     ☐ ABSTAIN